EXHIBIT 4.1
















                               SCOTSMAN


                     TAX REDUCTION INVESTMENT PLAN

                        As Amended and Restated
                        Effective April 1, 1989





























                           TABLE OF CONTENTS
                           -----------------

                                                                  Page
                                                                  ----
ARTICLE 1      INTRODUCTION . . . . . . . . . . . . . . . . . . .   13
        1.1    INTRODUCTION . . . . . . . . . . . . . . . . . . .   13

ARTICLE 2      DEFINITIONS  . . . . . . . . . . . . . . . . . . .   14
        2.1    DEFINITIONS  . . . . . . . . . . . . . . . . . . .   14

ARTICLE 3      PARTICIPATION AND YEARS OF SERVICE . . . . . . . .   23
        3.1    ELIGIBILITY TO PARTICIPATE . . . . . . . . . . . .   23
        3.2    COMMENCEMENT OF PARTICIPATION  . . . . . . . . . .   23
        3.3    WAIVER OF PARTICIPATION  . . . . . . . . . . . . .   24
        3.4    TRANSFERS FROM ELIGIBLE EMPLOYMENT . . . . . . . .   24
        3.5    HOUR OF SERVICE  . . . . . . . . . . . . . . . . .   26
        3.6    YEAR OF SERVICE  . . . . . . . . . . . . . . . . .   27
        3.7    PARTICIPATION AND SERVICE UPON REEMPLOYMENT  . . .   28
        3.8    PREDECESSOR SERVICE  . . . . . . . . . . . . . . .   29

ARTICLE 4      CONTRIBUTIONS  . . . . . . . . . . . . . . . . . .   29
        4.1    TAX REDUCTION CONTRIBUTIONS  . . . . . . . . . . .   29
        4.2    TAX REDUCTION AGREEMENT  . . . . . . . . . . . . .   30
        4.3    INVESTMENT PLAN CONTRIBUTIONS  . . . . . . . . . .   32
        4.4    INVESTMENT PLAN AGREEMENT  . . . . . . . . . . . .   33
        4.5    MATCHING COMPANY CONTRIBUTIONS . . . . . . . . . .   35

ARTICLE 5      LIMITATIONS ON TAX REDUCTION CONTRIBUTIONS . . . .   36
        5.1    DOLLAR LIMITATION  . . . . . . . . . . . . . . . .   36
        5.2    MAXIMUM DEFERRAL PERCENTAGE  . . . . . . . . . . .   37
        5.3    DEFINITIONS  . . . . . . . . . . . . . . . . . . .   37
        5.4    FAMILY MEMBERS . . . . . . . . . . . . . . . . . .   40
        5.5    PROSPECTIVE REDUCTION OF TAX REDUCTION
               CONTRIBUTIONS  . . . . . . . . . . . . . . . . . .   40

ARTICLE 6      LIMITATION ON INVESTMENT PLAN AND MATCHING
               COMPANY CONTRIBUTIONS  . . . . . . . . . . . . . .   41
        6.1    MAXIMUM CONTRIBUTION PERCENTAGE  . . . . . . . . .   41
        6.2    DEFINITIONS  . . . . . . . . . . . . . . . . . . .   42
        6.3    PROSPECTIVE REDUCTION OF INVESTMENT PLAN
               CONTRIBUTIONS  . . . . . . . . . . . . . . . . . .   42
        6.4    TESTING OF TAX REDUCTION CONTRIBUTIONS UNDER
               MAXIMUM CONTRIBUTION PERCENTAGE TEST . . . . . . .   43

ARTICLE 7      MULTIPLE USE LIMITATION  . . . . . . . . . . . . .   44








ARTICLE 8      CORRECTION OF TAX REDUCTION CONTRIBUTIONS IN
               EXCESS OF DOLLAR LIMITATION  . . . . . . . . . . .   46
        8.1    GENERAL RULE . . . . . . . . . . . . . . . . . . .   46
        8.2    DESIGNATION AS EXCESS DEFERRAL . . . . . . . . . .   46
        8.3    DISTRIBUTION . . . . . . . . . . . . . . . . . . .   47
        8.4    COORDINATION WITH EXCESS TAX REDUCTION
               CONTRIBUTIONS  . . . . . . . . . . . . . . . . . .   47

ARTICLE 9      CORRECTION OF EXCESS CONTRIBUTIONS . . . . . . . .   48
        9.1    GENERAL RULE . . . . . . . . . . . . . . . . . . .   48
        9.2    MAXIMUM DEFERRAL PERCENTAGE TEST -- EXCESS TAX
               REDUCTION CONTRIBUTIONS  . . . . . . . . . . . . .   48
        9.3    RECHARACTERIZATION OF EXCESS TAX REDUCTION
               CONTRIBUTIONS  . . . . . . . . . . . . . . . . . .   49
        9.4    DISTRIBUTION OF EXCESS TAX REDUCTION
               CONTRIBUTION . . . . . . . . . . . . . . . . . . .   50
        9.5    MAXIMUM CONTRIBUTION PERCENTAGE TEST -- EXCESS
               AGGREGATE CONTRIBUTION . . . . . . . . . . . . . .   51
        9.6    DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS . .   51
        9.7    FORFEITURE OF MATCHING COMPANY CONTRIBUTIONS . . .   52
        9.8    ALLOCABLE INCOME . . . . . . . . . . . . . . . . .   53
        9.9    TIMING OF CORRECTIONS  . . . . . . . . . . . . . .   53
        9.10   SPECIAL RULE FOR RECHARACTERIZED AMOUNTS . . . . .   53
        9.11   ADDITIONAL COMPANY CONTRIBUTIONS . . . . . . . . .   53
        9.12   HIGHLY COMPENSATED INDIVIDUAL ELECTIONS  . . . . .   54
        9.13   OTHER PERMISSIBLE METHODS OF TESTING AND
               CORRECTION . . . . . . . . . . . . . . . . . . . .   54

ARTICLE 10     LIMITATIONS ON ANNUAL ADDITIONS  . . . . . . . . .   54
        10.1   BASIC LIMITATION . . . . . . . . . . . . . . . . .   54
        10.2   DEFINITIONS  . . . . . . . . . . . . . . . . . . .   55
        10.3   LIMITATION ON COMBINATION OF PLANS . . . . . . . .   56
        10.4   PROSPECTIVE ADJUSTMENT TO CONTRIBUTIONS  . . . . .   56
        10.5   DISPOSAL OF EXCESS ANNUAL ADDITIONS  . . . . . . .   57

ARTICLE 11     GENERAL PROVISIONS REGARDING CONTRIBUTIONS . . . .   59
        11.1   MANNER OF MAKING CONTRIBUTIONS . . . . . . . . . .   59
        11.2   LIMITATION TO AMOUNT DEDUCTIBLE  . . . . . . . . .   59
        11.3   RETURN OF CONTRIBUTIONS  . . . . . . . . . . . . .   60

ARTICLE 12     ROLLOVERS AND TRANSFERS  . . . . . . . . . . . . .   61
        12.1   ROLLOVERS  . . . . . . . . . . . . . . . . . . . .   61
        12.2   TRANSFERS FROM OTHER PLAN  . . . . . . . . . . . .   62
        12.3   SECTION 401(K) LIMITATIONS . . . . . . . . . . . .   63
        12.4   TRANSFERS TO OTHER PLAN  . . . . . . . . . . . . .   63









ARTICLE 13     ACCOUNTS AND ALLOCATION OF FUNDS . . . . . . . . .   65
        13.1   RECEIPT OF CONTRIBUTIONS BY TRUSTEE  . . . . . . .   65
        13.2   TRUST FUND VALUATION . . . . . . . . . . . . . . .   65
        13.3   ALLOCATION OF CONTRIBUTIONS TO PARTICIPANTS'
               SEPARATE ACCOUNTS  . . . . . . . . . . . . . . . .   65
        13.4   ADJUSTMENTS TO PARTICIPANTS' ACCOUNTS  . . . . . .   66
        13.5   PARTICIPANT-DIRECTED INVESTMENTS FOR FUTURE
               CONTRIBUTIONS  . . . . . . . . . . . . . . . . . .   67
        13.6   INVESTMENT OF MATCHING COMPANY CONTRIBUTIONS;
               FORFEITURES  . . . . . . . . . . . . . . . . . . .   68
        13.7   INVESTMENT TRANSFERS . . . . . . . . . . . . . . .   68
        13.8   SPECIAL INVESTMENT RULES FOR 1989 PLAN YEAR  . . .   69
        13.9   SPECIAL INVESTMENT ELECTION PERIODS  . . . . . . .   70

ARTICLE 14     VESTING; FORFEITURES . . . . . . . . . . . . . . .   71
        14.1   VESTING OF ACCOUNTS  . . . . . . . . . . . . . . .   71
        14.2   FORFEITURE OF NON-VESTED INTEREST  . . . . . . . .   72
        14.3   RESTORATION OF NON-VESTED INTEREST . . . . . . . .   73
        14.4   RESTORATION OF YEARS OF MATCHING COMPANY
               ACCOUNT  . . . . . . . . . . . . . . . . . . . . .   73

ARTICLE 15     DISTRIBUTIONS  . . . . . . . . . . . . . . . . . .   75
        15.1   TIMING OF DISTRIBUTIONS; APPLICABLE VALUATION
               DATE . . . . . . . . . . . . . . . . . . . . . . .   75
        15.2   METHOD OF DISTRIBUTION . . . . . . . . . . . . . .   77
        15.3   DESIGNATION OF BENEFICIARY . . . . . . . . . . . .   78
        15.4   ELECTION OF DISTRIBUTION . . . . . . . . . . . . .   80
        15.5   CODE SECTION 401(A)(9) . . . . . . . . . . . . . .   81

ARTICLE 16     WITHDRAWALS  . . . . . . . . . . . . . . . . . . .   75
        16.1   WITHDRAWAL CATEGORIES  . . . . . . . . . . . . . .   84
        16.2   HARDSHIP WITHDRAWALS . . . . . . . . . . . . . . .   85
        16.3   MANNER OF MAKING WITHDRAWALS . . . . . . . . . . .   87
        16.4   WITHDRAWALS UPON ATTAINMENT OF AGE 59-1/2  . . . .   88
        16.5   INVESTMENT FUNDS . . . . . . . . . . . . . . . . .   89

ARTICLE 17     LOANS  . . . . . . . . . . . . . . . . . . . . . .   90
        17.1   GENERAL RULE . . . . . . . . . . . . . . . . . . .   90
        17.2   AMOUNT OF LOAN . . . . . . . . . . . . . . . . . .   90
        17.3   SECURITY FOR LOAN  . . . . . . . . . . . . . . . .   91
        17.4   INTEREST RATE CHARGED  . . . . . . . . . . . . . .   91
        17.5   REPAYMENT OF LOANS . . . . . . . . . . . . . . . .   91
        17.6   DEFAULT ON LOAN  . . . . . . . . . . . . . . . . .   93
        17.7   MANNER OF MAKING LOANS . . . . . . . . . . . . . .   94
        17.8   ACCOUNTING FOR LOANS . . . . . . . . . . . . . . .   95









ARTICLE 18     ADMINISTRATION . . . . . . . . . . . . . . . . . .   95
        18.1   ALLOCATION OF RESPONSIBILITIES AMONG
               FIDUCIARIES  . . . . . . . . . . . . . . . . . . .   95
        18.2   POWERS AND RESPONSIBILITIES OF THE COMMITTEE . . .   96
        18.3   CONCLUSIVENESS OF RECORDS  . . . . . . . . . . . .   98
        18.4   EXPENSES . . . . . . . . . . . . . . . . . . . . .   98
        18.5   CLAIMS PROCEDURE . . . . . . . . . . . . . . . . .   98

ARTICLE 19     AMENDMENT, TERMINATION AND MERGER  . . . . . . . .  101
        19.1   AMENDMENTS . . . . . . . . . . . . . . . . . . . .  101
        19.2   PLAN TERMINATION . . . . . . . . . . . . . . . . .  101
        19.3   DISTRIBUTIONS UPON CERTAIN SALES . . . . . . . . .  102
        19.4   SUCCESSOR EMPLOYER . . . . . . . . . . . . . . . .  103
        19.5   MERGER, CONSOLIDATION OR TRANSFER  . . . . . . . .  103

ARTICLE 20     MISCELLANEOUS  . . . . . . . . . . . . . . . . . .  104
        20.1   EXCLUSIVE BENEFIT OF PARTICIPANTS AND
               BENEFICIARIES  . . . . . . . . . . . . . . . . . .  104
        20.2   NON-GUARANTEE OF EMPLOYMENT  . . . . . . . . . . .  104
        20.3   RIGHTS TO TRUST ASSETS . . . . . . . . . . . . . .  104
        20.4   NON-ALIENATION OF THE RIGHT TO RECEIVE PAYMENTS  .  105
        20.5   CONTROLLING LAW  . . . . . . . . . . . . . . . . .  106
        20.6   PLAN CONTROLS  . . . . . . . . . . . . . . . . . .  106
        20.7   CONSTRUCTION . . . . . . . . . . . . . . . . . . .  106
        20.8   EFFECT OF MISTAKE  . . . . . . . . . . . . . . . .  107
        20.9   UNCLAIMED FUNDS  . . . . . . . . . . . . . . . . .  107

ARTICLE 21     TOP-HEAVY PROVISIONS . . . . . . . . . . . . . . .  108
        21.1   TOP-HEAVY PROVISIONS . . . . . . . . . . . . . . .  108
        21.2   DEFINITIONS  . . . . . . . . . . . . . . . . . . .  108
        21.3   MINIMUM ALLOCATION . . . . . . . . . . . . . . . .  113
        21.4   NONFORFEITABILITY OF MINIMUM ALLOCATION  . . . . .  115
        21.5   MINIMUM VESTING SCHEDULES  . . . . . . . . . . . .  115
        21.6   COLLECTIVE BARGAINING RULES  . . . . . . . . . . .  116
        21.7   TEMPORARY EFFECT . . . . . . . . . . . . . . . . .  116

ARTICLE 22     INTERNAL REVENUE SERVICE APPROVAL  . . . . . . . .  116

















                               ARTICLE 1
                             INTRODUCTION
                             ------------

1.1  INTRODUCTION.

     This plan was established by Scotsman Group Inc., effective April

1, 1989, for the benefit of its eligible employees and eligible employees of subsidiaries thereof in order to encourage their personal savings.  The Plan is amended and restated, effective April 1, 1989

(except as otherwise indicated), as herein-after set forth, to incorporate all amendments to the Plan since it was established, and to comply with all applicable statutory and regulatory requirements.

The Plan is to be maintained according to the terms and conditions of this instrument.  The assets of the Plan are held, administered and managed in accordance with the terms and conditions of the Trust

Agreement, which is considered to be an integral part of the Plan.

The Plan is intended to be a qualified profit sharing plan under

Section 401(a) of the Internal Revenue Code with a cash or deferred arrangement that is qualified under Section 401(k) of the Code.

     Except as otherwise provided in the Plan or amendments, any amendment to the Plan, including this amendment and restatement, shall apply solely to employees whose employment with Scotsman Group Inc.

and its subsidiaries is terminated on or after the effective date of the applicable amendment.  The rights of an employee whose employment is terminated prior to the effective date of an applicable amendment shall be determined solely by the provisions of the Plan as in effect on the date of his termination of employment.





     Prior to April 1, 1989, certain employees covered by this Plan participated in the Household International Tax Reduction Investment

Plan.  Such employees' account balances under such plan have been transferred to this Plan.



                               ARTICLE 2
                              DEFINITIONS
                              -----------

2.1  DEFINITIONS.

     Whenever used in the Plan the following terms shall have the respective meanings set forth below unless otherwise expressly provided in the Plan:

     "Affiliate" means any company that is included as a member with a

Company in a controlled group of corporations, as described in Section

414(b) of the Code, any trade or business (whether or not

incorporated) that is under common control with a Company as described in Section 414(c) of the Code, any trade or business that, with a

Company, is a member of an affiliated service group as described in

Section 414(m) of the Code, and any other trade or business required to be aggregated with a Company pursuant to Section 414(o) of the

Code.  Service, Compensation or their credit under the Plan shall be given for periods of employment with an Affiliate only if such periods occur at a time when there was an Affiliate relationship with the

Company as described herein.

     "Board of Directors" means the Board of Directors of Scotsman

Group Inc., or any committee of the Board authorized to act on its behalf.



     "Break in Service" means the termination of employment of an

Employee followed by the expiration of an Employment Year in which the

Employee accumulates fewer than 501 Hours of Service.  For purposes of this paragraph:

          (1)  A Break in Service shall not be deemed to have occurred if:

               a)   the employment of a terminated Employee is resumed

          prior to the expiration of an Employment Year in which he

          accumulates fewer than 501 Hours of Service;

               b)   the Employee is absent with the prior consent of a

          Company for a period not exceeding 12 months (which consent shall be granted under uniform rules applied to all

          Employees on a nondiscriminatory basis) and he returns to

          active employment with a Company or an Affiliate upon the

          expiration of the period of authorized absence; or

               c)   he leaves a Company to serve in the armed forces

          of the United States for a period during which his

          reemployment rights are guaranteed by law and he returns or offers to return to work for the Company or an Affiliate

          prior to the expiration of his reemployment rights.

          (2)  An Employee who is absent from work with a Company

     because of (i) the Employee's pregnancy, (ii) the birth of the

     Employee's child, (iii) the placement of a child with the

     Employee in connection with the Employee's adoption of the child,

     or (iv) caring for such child immediately following such birth or placement, shall receive credit, solely for purposes of



     determining whether a Break in Service has occurred under this paragraph, for the Hours of Service described in subsection (3)

     of this paragraph; provided that the total number of hours credited as Hours of Service under this subsection shall not exceed 501 Hours of Service.

          (3)  In the event of an Employee's absence from work for any of the reasons set forth in subsection (2) of this paragraph, the

     Hours of Service that the Employee will be credited with under subsection (2) are (i) the Hours of Service that otherwise would normally have been credited to the Employee but for such absence,

     or (ii) eight Hours of Service per day of such absence if the

     Committee is unable to determine the Hours of Service described in clause (i).

          (4)  An Employee who is absent from work for any of the

     reasons set forth in subsection (2) of this paragraph shall be credited with Hours of Service under subsection (2), (i) only in the Employment Year in which the absence begins, if the Employee would be prevented from incurring a Break in Service in that Year solely because the period of absence is treated as credited Hours of Service, as provided in subsections (2) and (3), or (ii) in any other case, in the immediately following Employment Year.

          (5)  No credit for Hours of Service will be given pursuant to subsections (2), (3) and (4) of this paragraph unless the

     Employee furnishes to the Committee such timely information that the Committee may reasonably require to establish (i) that the absence from work is for one of the reasons specified in



     subsection (2) and (ii) the number of days for which there was such an absence.  No credit for Hours of Service will be given pursuant to subsections (2), (3) and (4) for any purpose of the

     Plan other than the determination of whether an Employee has incurred a Break in Service pursuant to this paragraph.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor legislation thereto, and includes any regulations promulgated thereunder.

     "Committee" means the Administrative and Investment Committee which is a committee of at least three employees of the Company appointed by the Chief Executive Officer of Scotsman Group Inc., and

serving at the pleasure of Scotsman Group Inc.

     "Company" means Scotsman Group Inc., and any direct or indirect

U.S. subsidiary that with the consent of the Committee, adopts the

Plan for the benefit of some or all of its employees.  The Committee shall have the exclusive right to determine whether any subsidiary shall be a Company that participates in this Plan and the employees of such subsidiary covered hereby.

     "Company Stock" means common stock par value $.10 per share of

Scotsman Industries, Inc.

     "Compensation" means the total base wages or salary paid by the

Company in cash to an Employee, including bonuses, severance pay, pay in lieu of vacation, commissions and overtime payments, prior to any reduction for contributions that are made to the Trust on behalf of the Employee in accordance with his tax reduction agreement under

Article 4.2 and prior to any reduction for contributions to any



cafeteria plan covered by Section 125 of the Code maintained by a

Company.

     In the event that an Employee receives Company Stock as a bonus,

the stock shall be valued at the high/low average of the New York

Stock Exchange Composite as reported in the Wall Street Journal on the date of the award and this amount shall be considered Compensation.

     The maximum amount of Compensation taken into account under the

Plan in any Plan Year commencing after December 31, 1988 and prior to

January 1, 1994, for purposes of the Plan, including without limitation, determining the amount of a Participant's Tax Reduction

Contributions, Investment Plan Contributions and Matching Company

Contributions shall be $200,000, adjusted pursuant to Section

401(a)(17) of the Code.

     In addition to other applicable limitations set forth in the

Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Participant taken into account under the

Plan shall not exceed the OBRA '93 annual compensation limit.  The

OBRA '93 annual compensation limit is $150,000, as adjusted by the

Commissioner of Internal Revenue for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code.  The cost-of-

living adjustment in effect for a calendar year applies to any period,

not exceeding 12 months, over which Compensation is determined

(determination period) beginning in such calendar year.  If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the



numerator of which is the number of months in the determination period, and the denominator of which is 12.  For Plan Years beginning on or after January 1, 1994, any reference in the Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA

'93 annual compensation limit set forth in this provision.  If

Compensation for any prior determination period is taken into account in determining a Participant's benefits accruing in the current Plan

Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period.  For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is

$150,000.

     "Disability" means the physical or mental disability of an

Employee whereby such Employee is disabled by bodily injury or disease and will be prevented thereby from engaging in any employment for the

Company.

     "Effective Date" means April 1, 1989, the original effective date of the Plan.

     "Employee" means any salaried individual employed by a Company to whom the Plan is extended when the Plan is adopted by the Company.  A person who is not an employee of a Company and who performed services for a Company pursuant to an agreement between the Company and a leasing organization shall be considered a "leased" employee if such person performs such services on a substantially full-time basis for at least twelve months and the services are of a type historically



performed by employees in the business field of the Company.  A person who is considered a leased employee of a Company shall not be considered an Employee for purposes of the Plan other than for purposes of determining Years of Service and Years of Matching Company

Account pursuant to Articles 3.6 and 14.1 that a person earns that would be considered if and when he becomes an Employee other than by reason of being a leased employee.  In any event, a leased employee's

Years of Service and Years of Matching Company Account shall not be considered if the requirements of Section 414(n)(5) of the Code are satisfied with respect to such person.

     "Employment Year" means a twelve consecutive month period

commencing with an Employee's initial date of hire (or last date of rehire if he has incurred a Break in Service) or with any anniversary thereof.  For purposes hereof, an Employee's date of hire shall be the first day on which he completes an Hour of Service and his date of rehire shall be the first day on which he completes an Hour of Service following a Break in Service.

     "ERISA" means the Employee Retirement Income Security Act of

1974, as amended, and includes any regulations promulgated thereunder.

     "Fiscal Year" means the taxable year of Scotsman Group Inc.

ending on December 31st.

     "Hour of Service" has the meaning set forth in Article 3.5.

     "Investment Fund" means any of the following funds of the Trust

Fund established from time to time by the Committee:

     Fund A - This Fund invests entirely in the Company's stock which is listed on the New York Stock Exchange.



     Fund B - Fixed Income Fund - This Fund is a fixed income fund investing primarily in guaranteed investment contracts and other short term money funds.

     Fund C - Bond Income Fund - This Fund invests in a variety of bonds with an emphasis on corporate bonds from creditworthy companies.

     Fund D - Balanced Fund - This Fund is a balanced fund investing in stocks and corporate and government bonds.

     Fund E - Growth and Income Fund - This Fund invests primarily in attractively priced stocks of companies that offer long-term growth while also providing income.

     Fund F - International Equity Fund - This Fund invests primarily in stocks of companies in the Pacific Rim, across Europe, within the

Americas, and elsewhere in the world to pursue a wide range of growth potential.

     Fund G - Aggressive Growth Fund - This Fund invests in a

combination of smaller companies expected to grow over time, as well as in larger, more established corporations.

     Fund A/Household - Household International, Inc.  Common Stock

Fund.  This fund shall primarily be composed of investments in

Household International, Inc. common stock and is attributable to certain amounts transferred from the Prior Plan.  All references in the Plan to this Fund shall only apply to Plan Years ending prior to

January 1, 1995.

          Any other investment fund may be established, and any

existing investment fund may be eliminated, by the Committee from time to time.



     "Investment Plan Contribution" means a contribution made to the

Plan pursuant to Article 4.3.

     "Limitation Year" means the Plan Year.

     "Matching Company Contribution" means a contribution made to the

Plan pursuant to Article 4.5.

     "Participant" means any Employee who is participating in the Plan in accordance with the provisions of Article 3.

     "Plan" means the Scotsman Tax Reduction Investment Plan as amended from time to time.

     "Plan Year" means the twelve-month period commencing on January

1st and ending on December 31st.

     "Prior Plan" means the Household International Tax Reduction

Investment Plan.

     "Rollover Contribution" means a contribution made to the Plan pursuant to Article 12.1.

     "Tax Reduction Contribution" means a contribution made to the

Plan pursuant to Article 4.1.

     "Trust" means the fund maintained by the Trustee for the

investment of Plan assets in accordance with the terms and conditions of the Trust Agreement.

     "Trust Agreement" means the agreement between the Company and the

Trustee under which the assets of the Plan are held, administered and managed by the Trustee.  The provisions of the Trust Agreement shall be considered an integral part of this Plan as if set forth fully herein.





     "Trust Fund" means the assets or any part thereof of every kind and description under the Trust.

     "Trustee" means any corporation or persons acting as trustee under the Trust at any time.

     "Valuation Date" means each business day.

     "Year of Matching Company Account" has the meaning set forth in

Article 14.1.

     "Year of Service" has the meaning set forth in Article 3.6.



                               ARTICLE 3
                  PARTICIPATION AND YEARS OF SERVICE
                  ----------------------------------

3.1  ELIGIBILITY TO PARTICIPATE.

     (A)  Prior Plan Participants.  An individual who was eligible to participate in the Prior Plan on March 31, 1989 and who is an Employee

of a Company on April 1, 1989 shall be eligible to participate in this

Plan as of April 1, 1989.

     (B)  Other Employees.  Any other Employee shall be eligible to participate in the Plan on the first day of the calendar quarter (any period of three consecutive months beginning with January 1, April 1,

July 1 or October 1) next following or coinciding with the date he completed one Year of Service.



3.2  COMMENCEMENT OF PARTICIPATION.

     Any Employee eligible to participate in the Plan may elect to become a Participant by executing either a tax reduction agreement as described in Article 4.2 or an investment plan agreement as described



in Article 4.4, or both, and an investment direction as described in

Article 13.5.  Participation in the Plan shall commence on the effective date of his agreement under Article 4.2(B) or Article

4.4(B), whichever date is earlier, and of an investment direction under Article 13.5, and shall continue in effect until amended or terminated.  By signing such an agreement, the Employee agrees to be bound by all terms and conditions of the Plan as then in effect or as thereafter amended.



3.3  WAIVER OF PARTICIPATION.

     Any Employee eligible to participate in the Plan who chooses not to participate in the Plan during the first calendar quarter in which he becomes eligible to participate shall waive his right to

participate until the first day of any subsequent calendar quarter.



3.4  TRANSFERS FROM ELIGIBLE EMPLOYMENT.

     If a Participant is transferred to a class of employment not eligible for participation in this Plan but continues to be employed by a Company or an Affiliate, no further contributions to the Trust shall be made by or on behalf of the Participant under this Plan with respect to periods on and after the transfer unless the Participant is subsequently transferred back to eligible employment and a new tax reduction agreement is executed in accordance with Article 4.2, or a new investment plan agreement is executed in accordance with Article

4.4, and a new investment direction is executed in accordance with





Article 13.5.  During the period of his employment in such transferred position:

     (a)  Each of his sub-accounts (other than the portion of a sub-

          account for Matching Company Contributions in which he is

          not fully vested) shall be transferred to a corresponding

          sub-account maintained under a qualified retirement plan, if any, of a Company or an Affiliate in which he actively

          participates while in such transferred position, and which plan will accept such transferred sub-accounts.  Such

          transfer shall occur as soon as practicable after the date of commencement of employment in such transferred position;

          provided that the portion of a sub-account for Matching

          Company Contributions in which the Participant is not then fully vested shall be transferred as soon as practicable

          after the date on which the Participant becomes fully vested therein.

     (b)  Vesting shall continue in Matching Company Contributions;

     (c)  Any sub-accounts of such Participant that cannot be

          transferred pursuant to clause (a) above shall continue to be maintained under this Plan;

     (d)  Such Participant may make withdrawals, transfer Investment

          Funds, and change beneficiaries, and shall receive

          distributions in accordance with the provisions of the Plan for his sub-accounts that are not transferred pursuant to

          clause (a) above; and





     (e)  Such Participant may not be granted a loan with respect to any sub-account that is not so transferred.


3.5  HOUR OF SERVICE.

     An Hour of Service means:

     (a)  Performance of Duties - Each actual hour for which an individual is paid or entitled to be paid for the

          performance of duties for the Company or an Affiliate;

     (b)  Nonworking Paid Time - Each hour for which an individual is paid or entitled to be paid by the Company or an Affiliate on account of a period of time during which no duties are

          performed (irrespective of whether the employment

          relationship has terminated) due to vacation, holiday,

          illness, incapacity, disability, layoff, jury duty, military duty or leave of absence (but not in excess of 501 hours in any continuous period); provided, however, that no credit

          shall be given for payments made or due under a plan

          maintained solely for the purpose of complying with

          applicable worker's or unemployment compensation or

          disability insurance laws or for payments which solely

          reimburse an individual for medical or medically related

          expenses incurred by the individual; and

     (c)  Back Pay - Each hour for which back pay, irrespective of mitigation or damages, is either awarded or agreed to by the

          Company or an Affiliate.





Notwithstanding any other provision of this Plan to the contrary, an individual shall not be credited with Hours of Service more than once with respect to the same period of time.  Hours of Service shall be calculated in accordance with Department of Labor Regulations Section

2530.200b-2 or any future legislation or regulation that amends or supplements said section.



3.6  YEAR OF SERVICE.

     (A)  A "Year of Service" means a period of time, measured in whole Employment Years, commencing with the Employment Year in which an Employee first completes an Hour of Service and ending with the

Employment Year in which a one year Break in Service occurs; provided,

however, that Years of Service shall not include any Employment Year in which the Employee completes less than 1,000 Hours of Service.

Years of Service shall include an approved leave of absence granted to an Employee on or after August 5, 1993 pursuant to the Family and

Medical Leave Act, if the Employee returns to work for a Company or an

Affiliate at the end of such leave of absence.

     (B)  Leaves of Absence.  In accordance with uniform rules applied on a nondiscriminatory basis, the Committee may count certain periods of absence from active employment toward the computation of Years of

Service, even if not required pursuant to paragraph (A) hereof.











3.7  PARTICIPATION AND SERVICE UPON REEMPLOYMENT.

     If an individual incurs a one year Break in Service and he subsequently is reemployed as an Employee, the following rules shall apply in determining his eligibility to participate in the Plan and his Years of Service:

     (a)  If the reemployed Employee was a Participant in the Plan, or had satisfied the service requirement of Article 3.1 during his prior period of employment, he shall be entitled upon

          reemployment to become a Participant in the Plan and any

          full Years of Service credited before he incurred the one

          year Break in Service shall automatically be reinstated as of his date of reemployment.  In order to make

          contributions, he shall be required to execute a new tax

          reduction agreement in accordance with Article 4.2 or a new investment plan agreement in accordance with Article 4.4,

          and a new investment direction in accordance with Article

          13.5 hereof.

     (b)  If the reemployed Employee was not a Participant in the

          Plan, or had not satisfied the service requirement of

          Article 3.1 during his prior period of employment, such

          service requirement shall be satisfied before he becomes a

          Participant upon reemployment; provided, however, that any full Years of Service credited before he incurred the one

          year Break in Service shall be automatically reinstated as of the date of his reemployment.





3.8  PREDECESSOR SERVICE.

     Credit towards Hours and Years of Service shall be given for periods of employment with any corporation that is a predecessor corporation of a Company, or a corporation merged, consolidated or liquidated into a Company or a predecessor of the Company, or a corporation, substantially all of the assets of which have been acquired by a Company, but only to the extent required by Section

414(a) of the Code; provided, however, that even if not required by the Code, the Committee on a nondiscriminatory basis may grant credit for Hours and Years of Service with a predecessor corporation.

Without limitation of the foregoing, all service credited to an

Employee as of March 31, 1989 for eligibility and vesting purposes under the terms of the Prior Plan shall be credited as of April 1,

1989 for such purposes hereunder.



                               ARTICLE 4
                             CONTRIBUTIONS
                             -------------

4.1  TAX REDUCTION CONTRIBUTIONS.

     Any Employee eligible to participate in the Plan may elect to have the Company make Tax Reduction Contributions to the Trust on his behalf by executing a tax reduction agreement as described in Article

4.2 and an investment direction as described in Article 13.5.  The amount of Tax Reduction Contributions made on behalf of a Participant for any payday shall equal that whole percentage of his Compensation per payday selected by the Participant, not to exceed 15% when





considered alone, or 20% when combined with the percentage elected under Article 4.3 by such Participant.



4.2  TAX REDUCTION AGREEMENT.

     (A)  Nature of Agreement.  The tax reduction agreement referred to in Article 4.1 shall be a legally binding agreement (on a form prescribed by the Committee) whereby the Participant agrees that, as of the effective date of the agreement, the Compensation otherwise payable to him thereafter shall be reduced by a whole percentage (as selected by the Participant) not to exceed the maximum percentage permitted under Article 4.1 and whereby the Company agrees to contribute the total amount of such reduction in Compensation to the

Trust on behalf of the Participant as a Tax Reduction Contribution under Article 4.1.  Such contributions may be made by the Company to the Trust with respect to each applicable payroll period, provided that in no event shall the Company's aggregate contribution on behalf of the Participant under Article 4.1 for any Plan Year be made to the

Trust later than 90 days after the date on which such amounts would otherwise have been payable to the applicable Participant in cash, or such date prescribed under Department of Labor regulations.

     (B)  Effective Date of Agreement.  The effective date of a

Participant's tax reduction agreement shall be no earlier than the first day of the calendar quarter commencing at least 30 days after the agreement and a related investment direction are received in executed form by the Committee (provided such effective date is no





earlier than the date the Participant first becomes eligible to participate in the Plan).

     (C)  Amendment of Agreement.  A Participant may amend his tax reduction agreement with respect to Compensation not yet paid to provide a new higher or lower whole percentage to be used to determine his reduced Compensation amount.  The amended tax reduction agreement shall be effective no earlier than the first day of the calendar quarter commencing at least 30 days after the amended agreement is received in executed form by the Committee.  A Participant may not amend his tax reduction agreement to increase or lower his percentage more than four times in any Plan Year.

     (D)  Termination of Agreement.  A Participant may terminate his tax reduction agreement at any time with respect to Compensation not yet paid.  The effective date of termination shall be as soon as reasonably possible after the notice of termination is received in executed form by the Committee.  Any Participant who terminates his tax reduction agreement shall be permitted to execute a new tax reduction agreement and investment direction and resume having contributions made to the Trust on his behalf under Article 4.1,

provided that the effective date of the new tax reduction agreement shall be subject to the same rules as apply to increased Tax Reduction

Contributions under (C) hereof.











     (E)  TRANSFER TO INELIGIBLE EMPLOYMENT OR TERMINATION OF
          EMPLOYMENT.

     A Participant's tax reduction agreement shall automatically terminate if the Participant transfers to a class of employment not eligible for participation in this Plan or if he terminates his employment with the Company.  Upon return of the Participant to eligible employment, the Participant shall be permitted to execute a new tax reduction agreement and investment direction and resume having contributions made to the Trust on his behalf under Article 4.1,

provided that the new tax reduction agreement and investment direction shall be effective on the first day of the calendar quarter commencing at least 30 days after the agreement and direction are received in executed form by the Committee, and in no event earlier than the date the Participant resumes eligible employment.  Transfers to a different payroll system shall be administered by procedures established by the

Committee.



4.3  INVESTMENT PLAN CONTRIBUTIONS.

     Any Employee eligible to participate in the Plan may elect to make Investment Plan Contributions to the Trust by executing an investment plan agreement as described in Article 4.4 and an investment direction as described in Article 13.5.  The amount of

Investment Plan Contributions made by a Participant for any payday shall equal that whole percentage of his Compensation per payday selected by the Participant, not to exceed 20% when combined with the percentage elected under Article 4.1 by such Participant.




4.4  INVESTMENT PLAN AGREEMENT.

     (A)  Nature of Agreement.  The investment plan agreement referred to in Article 4.3 shall be a legally binding agreement (on a form prescribed by the Committee) whereby the Participant agrees that, as of the effective date of the agreement, the Compensation otherwise payable to him thereafter shall be adjusted by a whole percentage (as selected by the Participant) not to exceed the maximum percentage permitted under Article 4.3, and whereby the Company agrees to contribute the total amount of said adjustment in Compensation to the

Trust on behalf of the Participant as an Investment Plan Contribution under Article 4.3.  Such contributions may be made by the Company to the Trust with respect to each applicable payroll period, provided that in no event shall the Company's aggregate contributions on behalf of the Participant under Article 4.3 for any Plan Year be made to the

Trust later than 90 days after the date on which such amounts would otherwise have been payable to the applicable Participant in cash, or such date prescribed under Department of Labor regulations.

     (B)  Effective Date of Agreement.  The effective date of a

Participant's investment plan agreement shall be no earlier than the first day of the calendar quarter commencing at least 30 days after the agreement and a related investment direction are received in executed form by the Committee (provided such effective date is no earlier than the date the Participant first becomes eligible to participate in the Plan).

     (C)  Amendment of Agreement.  A Participant may amend his

investment plan agreement at any time with respect to Compensation not



yet paid to change the whole percentage (within the limits of Article

4.3) to be used to determine his Investment Plan Contribution.  The amended investment plan agreement shall be effective no earlier than the first day of the calendar quarter commencing at least 30 days after the amended agreement is received in executed form by the

Committee.  A Participant may not amend his investment plan agreement under this Article 4.4(C) more than four times in a Plan Year.

     (D)  Termination of Agreement.  A Participant may terminate his investment plan agreement at any time with respect to Compensation not yet paid.  The effective date of termination shall be as soon as reasonably possible after notice of termination is received in executed form by the Committee.  Any Participant who terminates his investment plan agreement shall be permitted to execute a new investment plan agreement and investment direction and resume making contributions to the Trust under Article 4.3, provided that the effective date of the new investment plan agreement shall be no earlier than the first day of a calendar quarter in the following Plan

Year, commencing at least 30 days after the new investment plan agreement is received in executed form by the Committee.

     (E)  Transfer to Ineligible Employment or Termination of

Employment.  A Participant's investment plan agreement shall automatically terminate if the Participant transfers to a class of employment not eligible for participation in this Plan or if he terminates his employment with the Company.  Upon return of the

Participant to eligible employment, the Participant shall be permitted to execute a new investment plan agreement and investment direction



and resume making contributions to the Trust under Article 4.3,

provided that the new investment plan agreement and investment direction shall be effective on the first day of the calendar quarter commencing at least 30 days after the agreement and direction are received in executed form by the Committee, and in no event earlier than the date the Participant resumes eligible employment.  Transfers to a different payroll system shall be administered by procedures established by the Committee.



4.5  MATCHING COMPANY CONTRIBUTIONS.

     (A)  Contributions.  Each Company shall make Matching Company

Contributions to the Trust on behalf of each Participant in the amount determined by it, in its sole discretion; provided, however, that no

Matching Company Contributions will be made with respect to Tax

Reduction Contributions or Investment Plan Contributions that in total exceed 6% of a Participant's Compensation.

     (B)  Timing of Contributions.  The Matching Company Contributions

made to the Trust under Article 4.5(A) for any Plan Year generally shall be made as soon as administratively practicable after the end of each applicable payroll period, and in no event later than the date prescribed by law for filing the Company's federal income tax return,

including extensions, for the Fiscal Year coincident with the Plan

Year with respect to which the Matching Company Contributions are made.

     (C) Order of Matching Contributions.  The Matching Company

Contributions shall be made (1) first to match a Participant's Tax



Reduction Contributions, and (2) then to match a Participant's

Investment Plan Contributions made prior to January 1, 1995.  No

Matching Company Contributions shall be made with respect to

Investment Plan Contributions made on or after January 1, 1995.



                               ARTICLE 5
              LIMITATIONS ON TAX REDUCTION CONTRIBUTIONS
              -------------------------------------------

5.1  DOLLAR LIMITATION.

     In no event may the Tax Reduction Contributions made on behalf of any Participant in any calendar year exceed the dollar limitation prescribed by Section 402(g) of the Code.  Such limitation was $9,240 for the 1994 calendar year and is adjusted in subsequent years in accordance with the Code.  The Committee shall establish rules necessary for such limitation to be met with respect to any

Participant including, but not limited to, rules that require a reduction in contributions in order to meet the limitation and rules applicable to satisfy the appropriate limitations should a Participant participate within the same calendar year in this Plan and another plan (including that of another employer) subject to a similar dollar limitation.















5.2  MAXIMUM DEFERRAL PERCENTAGE.

     The Tax Reduction Contributions made on behalf of all eligible

Participants who are highly compensated individuals with respect to any Plan Year shall not result in a deferral percentage for such group of Participants for any Plan Year that exceeds the greater of (a) or

(b) below, where:

          (a)  is an amount equal to 125% of the deferral percentage for all eligible Participants other than eligible Participants who are highly compensated individuals; and

          (b)  is an amount equal to the sum of the deferral

     percentage for all eligible Participants other than highly compensated individuals and 2%, provided that such amount does not exceed 200% of the deferral percentage for all eligible

     Participants other than highly compensated individuals.



5.3  DEFINITIONS.

     For purposes of this Article 5, the following terms shall have the following meanings:

     (A)  "Eligible Participant" shall mean an Employee who is

eligible to make Tax Reduction Contributions to the Plan, even if he elects not to make such contributions, he is suspended from making such contributions for a period of time due to such events as a loan or a withdrawal, or he is suspended from further contributions during the Plan Year due to the limitations of Section 415 of the Code.







     (B)  "Highly compensated individual" shall mean:

          (1)  An individual in the "Lookback Year" who:

               (a)  was a 5% owner of a Company or an Affiliate;

               (b) received Compensation from one or more Companies or Affiliates in excess of $99,000 in 1994, adjusted in subsequent Plan Years in accordance with the Code; or

               (c) received Compensation from one or more Companies or Affiliates in excess of $66,000 in 1994, adjusted in subsequent Plan Years in accordance with the Code, and was among the top 20% of Employees ranked by pay for such Plan Year, or

               (d) was an officer of one or more Companies or Affiliates and received Compensation from one or more Companies or Affiliates greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code; provided, however, that a minimum of 3 officers or 10% of the Employees of the Company and its Affiliates, but no more than 50 individuals shall be taken into account under this
                    Section 5.3(B)(1)(d)

                                  OR

          (2)  Any individual in the Determination Year who:

               (a)  is among the top 100 paid Employees; AND satisfies
                    (b), (c) or (d) under Section 5.3(B)(1) in the Determination Year; or

               (b)  is a 5% owner of a Company or an Affiliate.


The Determination Year is defined as the current Plan Year.

The Lookback Year is defined as the 12 months immediately preceding the Determination Year; or, at the election of the Committee, the 12 months coinciding with the Determination Year.

     The term "Compensation" for purposes of determining who is a highly compensated individual shall have the meaning prescribed in

Section 415(c)(3) of the Code, but prior to reduction on account of a



Participant's Tax Reduction Contributions to this Plan and any other contributions not treated as taxable income by reason of Sections 125,

402(a)(8) or 402(h)(1)(B) of the Code.

     (C)  "Deferral Percentage" with respect to any group of eligible

Participants for a Plan Year shall mean the average of the deferral ratios (calculated separately for each eligible Participant in the group and rounded to the nearest one one-hundredth of one percent) of:

          (a)  the amount of Tax Reduction Contributions allocated to the account of each eligible Participant for such year, to

          (b)  the eligible Participant's Compensation for such year.

The term "Compensation" for purposes of this (C) has the meaning set forth in Section 415(c)(3) of the Code but, as determined by the

Committee, prior to or after reduction on account of a Participant's

Tax Reduction Contributions to this Plan or any other contributions not treated as taxable income by reason of Sections 125, 402(a)(8) or

402(h)(1)(B) of the Code.  The dollar limitation on "Compensation" set forth in the definition of "Compensation" in Article 2.1 of the Plan applies for this purpose.  Compensation received by a Participant for the entire Plan Year shall be taken into account for purposes of this paragraph (C), even if the Participant begins, resumes or ceases to be eligible to make Tax Reduction Contributions during the Plan Year,

provided such Compensation is received from a Company or an Affiliate.











5.4  FAMILY MEMBERS.

     For purposes of determining who is a highly compensated

individual and for purposes of the maximum deferral percentage prescribed in Article 5.2 hereof and the maximum contribution percentage prescribed in Article 6.1 hereof, a family member of a 5%

owner or of one of the highest 10 paid individuals employed by all

Companies and Affiliates shall not be considered a separate individual and, further, any earnings paid to him or contributions made by or on his behalf shall be attributed to the highly compensated individual described above.  The term "family" for purposes hereof includes an individual's spouse, lineal ascendants or descendants, and the spouses of such lineal ascendants or descendants.



5.5  PROSPECTIVE REDUCTION OF TAX REDUCTION CONTRIBUTIONS.

     In the event that it is determined by the Committee at any time prior to or within a Plan Year that the maximum deferral percentage prescribed in Article 5.2 could be exceeded with respect to such Plan

Year, then the amount of Tax Reduction Contributions allowed to be made on behalf of eligible Participants who are highly compensated individuals with respect to the remainder of the Plan Year may be reduced by the Committee.  The highly compensated individuals with respect to whom such reduction shall be made and the amount of such reduction shall be determined in a manner comparable to the manner of determining Excess Tax Reduction Contributions under Article 9.2;

provided, however, that for purposes of this Article 5.5 (but not for purposes of Article 9.2), the Committee may round off or estimate the



prospective reductions hereunder.  Once a reduction has been made hereunder, it shall remain in effect unless the Committee determines that it is no longer necessary in order for the maximum deferral percentage to be met.



                               ARTICLE 6
                   LIMITATION ON INVESTMENT PLAN AND
                    MATCHING COMPANY CONTRIBUTIONS
                   ---------------------------------

6.1  MAXIMUM CONTRIBUTION PERCENTAGE.

     The sum of the Investment Plan Contributions made by all eligible

Participants who are highly compensated individuals and the Matching

Company Contributions made on such Participants' behalf shall not result in a contribution percentage for such group of Participants for any Plan Year that exceeds the greater of (a) or (b) below, where:

     (a)  is an amount equal to 125% of the contribution percentage for all eligible Participants other than highly compensated individuals; and

     (b)  is an amount equal to the sum of the contribution percentage for all eligible Participants other than highly compensated individuals and 2%, provided that such amount does not

          exceed 200% of the contribution percentage for all eligible

          Participants other than highly compensated individuals.












6.2  DEFINITIONS.

     For purposes of this Article 6, the following terms shall have the following meanings:

          (A)  The terms "eligible Participant" and "highly

     compensated individual" shall have the meanings prescribed in

     Article 5.

          (B)  "Contribution percentage" with respect to any group of eligible Participants for a Plan Year shall mean the average of the ratios (calculated separately for each eligible Participant in the group and rounded to the nearest one one-hundredth of one percent) of:

               (a)  the sum of the Investment Plan Contributions and

          Matching Company Contributions allocated to the account of each eligible Participant for such year, to

               (b)  the eligible Participant's Compensation (as

          defined in Article 5.3(C)) for such year.



6.3  PROSPECTIVE REDUCTION OF INVESTMENT PLAN CONTRIBUTIONS.

     In the event that it is determined by the Committee at any time prior to or within a Plan Year that the maximum contribution percentage described in Article 6.1 could be exceeded with respect to such Plan Year, then the amount of Investment Plan Contributions allowed to be made by eligible Participants who are highly compensated individuals may be reduced by the Committee.  The highly compensated individuals with respect to whom such reduction shall be made and the amount of such reduction shall be determined by (i) reducing the



maximum allowable Investment Plan Contributions under Article 4.3 to such percentage which will, when applied to all eligible Participants who are highly compensated individuals (and taking into account any reduction in Matching Company Contributions as a consequence of a reduction in Tax Reduction Contributions under Article 5.5 and a reduction in Investment Plan Contributions hereunder) result in the maximum contribution percentage set forth in Article 6.1 not being exceeded, and (ii) reducing accordingly the Investment Plan

Contributions that may be made in the remainder of the Plan Year in the case of each highly compensated individual with respect to whom such reduced maximum percentage is exceeded.  Notwithstanding the foregoing, the Committee may round off or estimate the prospective reductions hereunder.  Once a reduction has been made hereunder, it shall remain in effect unless the Committee determines that it is no longer necessary in order for the maximum contribution percentage to be met.



6.4 TESTING OF TAX REDUCTION CONTRIBUTIONS UNDER MAXIMUM CONTRIBUTION PERCENTAGE TEST.

     Notwithstanding the foregoing provisions of this Article 6 or of

Article 5, all or a portion of the Tax Reduction Contributions made on behalf of eligible Participants who are not highly compensated individuals may be treated as Matching Company Contributions made on behalf of such eligible Participants for the purpose of meeting the maximum contribution percentage test set forth in Article 6.1,

provided that the maximum deferral percentage test of Article 5.2 can




be met, both when the Tax Reduction Contributions treated as Matching

Company Contributions hereunder are included in performing such maximum deferral percentage test and when such Tax Reduction

Contributions are excluded in performing such maximum deferral percentage test.  Except for purposes of meeting the maximum contribution test of Article 6.1 to the extent described hereunder,

any such Tax Reduction Contributions shall continue to be treated as

Tax Reduction Contributions for all other purposes of the Plan.



                               ARTICLE 7
                        MULTIPLE USE LIMITATION
                        -----------------------

     If a "Multiple Use of the Alternative Limitation" occurs in a

Plan Year, then, notwithstanding any other provision of Articles 5.2 or 6.1, the test in paragraph (b) of Article 5.2 shall not be used to satisfy the requirements of Article 5.2 for Tax Reduction

Contributions in the same Plan Year that the test contained in paragraph (b) of Article 6.1 is used to satisfy the requirements of

Article 6.1 with respect to Investment Plan Contributions and Matching

Company Contributions.  If the preceding sentence shall be applicable for a Plan Year, then the Committee shall determine whether to use the test in paragraph (b) of Article 5.2 to satisfy the requirements of

Article 5.2, or to use the test in paragraph (b) of Article 6.1 to satisfy the requirements of Article 6.1, for such Plan Year.

     A Multiple Use of the Alternative Limitation shall occur in any

Plan Year if all of the following conditions are satisfied in the Plan

Year.



          (1)  At least one highly compensated individual is eligible to authorize Tax Reduction Contributions to be made on his behalf, and to make Investment Plan Contributions or have

     Matching Company Contributions allocated to his account, pursuant to the Plan during such Plan Year;

          (2)  The sum of the deferral percentage in Article 5.2 of

     the entire group of highly compensated individuals and of the contribution percentage in Article 6.1 of the entire group of highly compensated individuals for such Plan Year exceeds the greater of A and B below:

               (A)  The sum of:

                    (i)  125% of the greater of (I) the deferral

               percentage of the group of Participants for such Plan

               Year who are not highly compensated individuals, or

               (II) the contribution percentage of the group of

               Participants who are not highly compensated individuals

               for such Plan Year, and

                    (ii) Two plus the lesser of (I) or (II) above.  In

               no event, however, shall this amount exceed 200% of the

               lesser of (I) or (II) above;

               (B)  The sum of:

                    (i)  125% of the lesser of (I) the deferral

               percentage of the group of Participants who are not

               highly compensated individuals for such Plan Year, or

               (II) the contribution percentage of the group of





               Participants who are not highly compensated individuals

               for such Plan Year, and

                    (ii) Two plus the greater of (I) or (II) above.

               In no event, however, shall this amount exceed 200% of

               the greater of (I) or (II) above.

          (3)  The deferral percentage of the entire group of highly compensated individuals exceeds the amount described in Article

     5.2(a); and

          (4)  The contribution percentage of the entire group of

     highly compensated individuals exceeds the amount described in

     Article 6.1(a).



                               ARTICLE 8
               CORRECTION OF TAX REDUCTION CONTRIBUTIONS
                    IN EXCESS OF DOLLAR LIMITATION
               -----------------------------------------

8.1  GENERAL RULE.

     In the event that, notwithstanding Article 5.1, the dollar limitation on Tax Reduction Contributions prescribed therein is exceeded, the excess shall be considered an "Excess Deferral" and the procedures set forth in this Article 8 shall be followed.



8.2  DESIGNATION AS EXCESS DEFERRAL.

     A Participant may designate to the Committee the amount of any

Excess Deferral that is allocable to the Plan.  Such a designation must be made on or before March 1 of the year following the Plan Year in which the Excess Deferral was made.




8.3  DISTRIBUTION.

     Any Excess Deferral attributable to a Participant shall be distributed to him on such date as the Committee determines but in no event later than the April 15 following the Plan Year in which the

Excess Deferral was made.  Any such distribution shall include a distribution of income allocable to the Excess Deferral, determined by applying methodology comparable to that described in Article 9.4(b)

and (c).



8.4  COORDINATION WITH EXCESS TAX REDUCTION CONTRIBUTIONS.

     The amount of Excess Deferrals that is distributed under this

Article 8 with respect to a Participant for a Plan Year shall be reduced by any Excess Tax Reduction Contributions previously recharacterized or distributed with respect to such Participant for such Plan Year.  Conversely, the amount of Excess Tax Reduction

Contributions to be recharacterized or distributed under Article 9 with respect to a Participant for a Plan Year shall be reduced by any

Excess Deferrals previously distributed hereunder to such Participant for such Plan Year.

















                               ARTICLE 9
                  CORRECTION OF EXCESS CONTRIBUTIONS
                  ----------------------------------

9.1  GENERAL RULE.

     If as of the end of a Plan Year, either the maximum deferral percentage test of Article 5.2 or the maximum contribution percentage test of Article 6.1 is not satisfied, the Committee, after the close of such Plan Year, shall make a determination of the Excess Tax

Reduction Contributions or Excess Aggregate Contributions and then apply one or more of the corrective measures set forth in this Article

9 (with the applicable measures determined by the Committee, in its sole discretion) in order that, after application of such measures,

both of such tests are satisfied.



9.2  MAXIMUM DEFERRAL PERCENTAGE TEST -- EXCESS TAX REDUCTION
     CONTRIBUTIONS.

     Excess Tax Reduction Contributions are determined on an

individual basis.  The Committee first shall determine the deferral percentage with respect to the group of all eligible Participants who are highly compensated individuals that would cause the test of

Article 5.2 to be satisfied.  It then shall determine with respect to each individual within such group whether his individual deferral ratio (determined in accordance with Article 5.3(C)) exceeds the maximum deferral percentage allowed by Article 5.2 with respect to the group as a whole.  If so, the amount of such individual's total Tax

Reduction Contributions, minus an amount determined by multiplying the






permissible deferral ratio with respect to the group as a whole by his compensation used in determining such ratio, shall be considered his

Excess Tax Reduction Contributions.



9.3  RECHARACTERIZATION OF EXCESS TAX REDUCTION CONTRIBUTIONS.

     Excess Tax Reduction Contributions may be recharacterized as

Investment Plan Contributions as elected by a highly compensated individual in order to meet the maximum deferral percentage test,

provided that the following conditions are met with respect thereto:

          (a)  The recharacterized amounts are reported to the

     Internal Revenue Service and to the affected highly compensated individual as income for the Plan Year in which the individual would have received the recharacterized Tax Reduction

     Contributions in cash, had he not elected to have such amounts contributed to the Plan;

          (b)  The recharacterized amounts are treated as Investment

     Plan Contributions for purposes of Sections 72, 401(a)(4) and

     6047 of the Code and for purposes of the maximum contribution test described in Article 6.1 (in the year when taken into account as income);

          (c)  The recharacterized amounts continue to be treated for all other purposes under the Plan as Tax Reduction Contributions;

     and

          (d)  A written recharacterization election is made by an

     affected highly compensated individual not later than the March





     15 next following the end of the Plan Year with respect to which recharacterization occurs.



9.4  DISTRIBUTION OF EXCESS TAX REDUCTION CONTRIBUTION.

     Excess Tax Reduction Contributions (and income allocable thereto)

not recharacterized as Investment Plan Contributions pursuant to

Article 9.3 shall be distributed in order to meet the maximum deferral percentage test of Article 5.2, provided that the following conditions are met with respect thereto:

          (a)  The distributed amounts are designated as a

     distribution of Excess Tax Reduction Contributions (and income allocable thereto) and are distributed to the affected highly compensated individuals within 12 months following the close of the Plan Year in which the maximum deferral percentage was exceeded; and

          (b)  Allocable income for the Plan Year in which the maximum deferral percentage was exceeded is distributed.  Such allocable income shall be determined by any reasonable method consistent with Section 401(k)(8) of the Code and regulations issued

     thereunder.

          The term "income" for all purposes under this Article 9

     includes all earnings and appreciation, including such items as interest, dividends, rent, royalties, gains from the sale of property, appreciation in the value of stocks, bonds, annuity and life insurance contracts and other property, without regard to whether such appreciation has been realized.



9.5  MAXIMUM CONTRIBUTION PERCENTAGE TEST -- EXCESS AGGREGATE
     CONTRIBUTION.

     The term "Excess Aggregate Contributions" means the total dollar amount of Investment Plan Contributions (including Tax Reduction

Contributions recharacterized as Investment Plan Contributions pursuant to Article 9.3) and Matching Company Contributions (including

Tax Reduction Contributions treated as Matching Company Contributions pursuant to Article 6.4) allocated to the account of any eligible

Participant who is a highly compensated individual that, in

combination with a similarly-computed amount with respect to other such individuals, causes the maximum contribution percentage limitation set forth in Article 6.1 to be exceeded.  In order to determine Excess Aggregate Contributions with respect to any individual, the Committee shall apply the methodology prescribed in

Article 9.2 hereof but shall substitute the contribution percentage tests prescribed in Article 6 for the deferral percentage tests prescribed in Article 5 and shall substitute Investment Plan

Contributions and Matching Company Contributions for Tax Reduction

Contributions.



9.6  DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS.

     Excess Aggregate Contributions (and income allocable thereto)

shall be distributed to affected highly compensated individuals in order to meet the maximum contribution percentage test within 12 months following the close of the Plan Year in which the maximum contribution percentage test was exceeded.  If the affected highly




compensated individual has not made any Investment Plan Contributions to the Plan for the applicable Plan Year, then the Excess Aggregate

Contributions distributed shall be deemed to consist solely of

Matching Company Contributions.  If the amount of the Excess Aggregate

Contributions is at least equal to the amount of the affected highly compensated individual's Investment Plan Contributions that were not matched by any Matching Company Contributions, then the Excess

Aggregate Contributions distributed shall be deemed to consist solely of Investment Plan Contributions.  In other cases, the Committee shall apportion the Excess Aggregate Contributions between Investment Plan

Contributions and Matching Contributions on a nondiscriminatory basis;

provided, however, that Matching Company Contributions always may be distributed prior to a distribution of Investment Plan Contributions.



9.7  FORFEITURE OF MATCHING COMPANY CONTRIBUTIONS.

     If, after applying the provisions of Article 9.6, the Committee determines that all or a portion of the Excess Aggregate Contributions is to be treated as Matching Company Contributions and the affected highly compensated individual is not fully vested, the non-vested amount of the portion of the Excess Aggregate Contributions treated as

Matching Company Contributions (and income allocable thereto that is earned prior to forfeiture) may be forfeited.  The non-vested amount of the portion of the Excess Aggregate Contributions treated as

Matching Company Contributions shall be determined by multiplying such portion by the difference between 100% and the individuals vested percentage under Article 14.



9.8  ALLOCABLE INCOME.

     The income allocable to Excess Aggregate Contributions shall be determined by applying a methodology comparable to that prescribed in

Article 9.4(b).



9.9  TIMING OF CORRECTIONS.

     Distributions or forfeitures pursuant to Article 9.6 or 9.7 shall be made within 12 months following the close of the Plan Year in which the maximum contribution percentage was exceeded.



9.10 SPECIAL RULE FOR RECHARACTERIZED AMOUNTS.

     The determination of the amount of Excess Aggregate Contributions with respect to a Plan Year shall be made after determining the Excess

Tax Reduction Contributions, if any, to be treated as Investment Plan

Contributions due to recharacterization.  The income allocable to

Excess Aggregate Contributions resulting from the recharacterization of Tax Reduction Contributions shall be determined and distributed as if such recharacterized Tax Reduction Contributions had been distributed pursuant to Article 9.4 instead of recharacterized pursuant to Article 9.3.



9.11 ADDITIONAL COMPANY CONTRIBUTIONS.

     Notwithstanding any other provision of the Plan, the Companies may make qualified nonelective contributions pursuant to Section

401(k) or (m) of the Code in order to satisfy the maximum deferral percentage test or the maximum contribution percentage test.



9.12 HIGHLY COMPENSATED INDIVIDUAL ELECTIONS.

     Notwithstanding Article 9.1, but solely for purposes of

satisfying the maximum deferral percentage test (and not for purposes of satisfying the maximum contribution percentage test), a highly compensated individual may, pursuant to Article 9.3, elect whether the appropriate method of correcting Excess Tax Reduction Contributions shall be recharacterization, distribution or a combination of both.



9.13 OTHER PERMISSIBLE METHODS OF TESTING AND CORRECTION.

     The provisions of Article 5 through this Article 9 are intended to conform with Sections 401(k) and (m) and 402(g) of the Code.  In the event that the Committee determines that, in accordance with the

Code, the requirements of such Code sections may be applied in a manner different from that prescribed in Articles 5 through 9, the

Committee, in its discretion, may make appropriate adjustments.



                              ARTICLE 10
                    LIMITATIONS ON ANNUAL ADDITIONS
                    -------------------------------

10.1 BASIC LIMITATION.

     Subject to the adjustments hereinafter set forth, the maximum annual addition to a Participant's account in any Limitation Year under this Plan plus the annual addition to the Participant's account under any other qualified defined contribution plan maintained by the

Company or by an Affiliate shall not exceed the lesser of:

     (a)  $30,000, adjusted in accordance with the Code, or

     (b)  25% of the Participant's annual compensation.



10.2 DEFINITIONS.

     For purposes of Article 10.1, the following terms shall have the following meanings:

     (A)  Annual Addition.  The term "annual addition" shall mean the sum of:

          (a)  the Company's contributions (including Tax Reduction

          Contributions, Matching Company Contributions and

          forfeitures treated as Matching Company Contributions)

          allocated to the account of the Participant under this Plan;

          (b)  the employer contributions and forfeitures allocated to the account of the Participant under any other qualified

          defined contribution plan maintained by the Company or by an

          Affiliate; and

          (c)  the Participant's Investment Plan Contributions to this

          Plan and after-tax employee contributions to any other

          qualified plan maintained by the Company or an Affiliate.

     (B)  Compensation.  The term "compensation" shall mean the

Participant's wages, salary for professional services and other amounts received for personal services actually rendered (including,

but not limited to, commissions paid to sales personnel, compensation for services on the basis of a percentage of profits and bonuses) and such other amounts as are treated as "compensation" under Section

415(c)(3) of the Code, but limited to $200,000 per Limitation Year, as adjusted in accordance with the Code for Limitation Years commencing after December 31, 1988 and prior to January 1, 1994.  For Limitation

Years commencing on or after January 1, 1994 the provisions of the



last paragraph of the definition of Compensation in Article 1.1 shall apply.

     (C)  Affiliate.  For purposes of Article 10, the term "Affiliate"

shall mean an Affiliate as defined in Article 2.1, but modified pursuant to Section 415(h) of the Code.



10.3 LIMITATION ON COMBINATION OF PLANS.

     Notwithstanding the foregoing, in the case of a Participant who participates in this Plan and any qualified defined benefit plan maintained by the Company or by an Affiliate, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any year shall not exceed 1.0.  In the event the sum of such fractions exceeds 1.0, benefits under the defined benefit plan shall be reduced or frozen prior to making any reductions in this Plan.  For purposes of applying the limitations of this Article 10.3, the following rules shall apply:

     (a)  The terms "defined benefit plan fraction" and "defined contribution plan fraction" shall have the meanings prescribed in

     Section 415(e) of the Code.

     (b)  The term "annual addition" shall have the meaning set forth in Article 10.2.



10.4 PROSPECTIVE ADJUSTMENT TO CONTRIBUTIONS.

     The Committee shall maintain records, showing the contributions to be allocated to the account of each Participant in any limitation year.  In the event that it is determined prior to or within any



Limitation Year that the foregoing limitations would be exceeded if the full amount of contributions otherwise allocable would be allocated, the annual additions to this Plan for the remainder of the

Limitation Year shall be adjusted by reducing (i) first, unmatched

Investment Plan Contributions made prior to January 1, 1995, (ii)

second, unmatched Tax Reduction Contributions, (iii) third, matched

Investment Plan Contributions made prior to January 1, 1995 and a corresponding share of Matching Company Contributions; (iv) fourth,

Investment Plan Contributions made from and after January 1, 1995; and

(v) fifth, matched Tax Reduction Contributions and a corresponding share of Matching Company Contributions but, in each case, only to the extent necessary to satisfy the limitations.



10.5 DISPOSAL OF EXCESS ANNUAL ADDITIONS.

     Notwithstanding the preceding provisions of Article 10, if the limitations set forth therein with respect to annual additions are exceeded in any Limitation Year with respect to any Participant as a result of (i) the allocation of forfeitures, (ii) reasonable error in estimating a Participant's Compensation, (iii) reasonable error in determining the amount of elective deferrals (within the meaning of

Section 402(g)(3) of the Code) that may be made with respect to a

Participant, or (iv) such other limited facts and circumstances that the Commissioner of Internal Revenue Service, pursuant to Code

Regulation ^U 1.415-6(b)(6), finds justify the availability of this

Article 10.5, the Investment Plan Contributions and Tax Reduction

Contributions made by or with respect to such Participant shall be



distributed to him, together with earnings, gains and losses allocable thereto.  Any amount in excess of the limitations of Article 10 remaining after such distribution to such Participant shall be used to reduce future contributions made under the Plan by or on behalf of such Participant for the next succeeding Limitation Year, and succeeding Limitation Years, as necessary, or, if the Participant is no longer employed by the Company or any Affiliate in such succeeding

Limitation Year, to reduce future contributions made on behalf of other Participants entitled to an allocation thereof.  Any reduction in the contributions and allocations under this Plan made with respect to a Participant's accounts pursuant to this Article 10.5 and Section

415 of the Code, shall be effected, to the minimum extent necessary,

in the following manner:

     (i)  first Investment Plan Contributions made by such

Participant, adjusted for earnings, gains and losses allocable thereto, shall be reduced;

     (ii)  next, Tax Reduction Contributions made on behalf of such

Participant, adjusted for earnings, gains and losses allocable thereto, shall be reduced; and

     (iii)  finally, Matching Company Contributions made on behalf of such Participant shall be reduced.

Any distributions to a Participant pursuant to this Article 10.5 shall be made proportionately from the Investment Funds in which such

Participant's separate accounts are invested at the time such distribution is made.





                              ARTICLE 11
              GENERAL PROVISIONS REGARDING CONTRIBUTIONS
              ------------------------------------------

11.1 MANNER OF MAKING CONTRIBUTIONS.

     All contributions to the Trust shall be paid directly to the

Trustee.  Tax Reduction Contributions and Investment Plan

Contributions shall be made in cash.  Matching Company Contributions shall be made in cash or Company Stock, in the discretion of the

Company.  Each contribution shall be accompanied by written

instructions from the Committee that:

          (a)  identify each Participant on whose behalf the

          contribution is being made and the amount thereof;

          (b)  state whether the amount contributed on behalf of the

          Participant represents a Tax Reduction Contribution, an

          Investment Plan Contribution or a Matching Company

          Contribution; and

          (c)  direct the investment of the amount contributed on

          behalf of the Participant.



11.2 LIMITATION TO AMOUNT DEDUCTIBLE.

     Tax Reduction Contributions and Matching Company Contributions to

the Plan, when considered with the amount contributed by a Company to any other tax-qualified plan, shall not exceed the amount deductible pursuant to Section 404 of the Code.  In the event that the amount that any Company would contribute but for the deductible limitation exceeds the deductible limitation, contributions shall be reduced in such manner as the Committee, in its sole discretion, shall prescribe.



11.3 RETURN OF CONTRIBUTIONS.

     Notwithstanding the provisions of Section 20.1 below:

     (a)  Upon request of the Company, contributions made to the Plan before the issuance of a favorable determination letter by the

     Internal Revenue Service with respect to the initial

     qualification of the Plan under Section 401(a) of the Code may be returned to the Company, with all attributable earnings, within one year after the Internal Revenue Service refuses in writing to issue such a letter.

     (b)  Any amount contributed under the Plan by the Company by a mistake of fact as determined by the Company may be returned to the Company, upon its request, within one year after its payment to the Trust.

     (c)  Any amount contributed under the Plan by the Company on the condition of its deductibility under Section 404 of the Code may be returned to the Company, upon its request, within one year after the Internal Revenue Service disallows the deduction in writing.

     (d)  Earnings attributable to contributions returnable under paragraph (b) or (c) shall not be returned to the Company, and any losses attributable to those contributions shall reduce the amount returned.











                              ARTICLE 12
                        ROLLOVERS AND TRANSFERS
                        -----------------------

12.1 ROLLOVERS.

     Rollover Contributions may be made to the Plan in accordance with the following provisions:

     (A)  Amounts Eligible.  Any amount eligible for a tax-free rollover under applicable provisions of the Code may be rolled over to the Plan.

     (B)  Individuals Eligible.  Any Employee, including an Employee who has not satisfied the participation requirements of Article 3 of the Plan, may make a Rollover Contribution to the Plan.  Even though an Employee has not yet satisfied such participation requirements, the provisions of the Plan shall be generally applicable to him and to the

Rollover Contribution, unless expressly provided otherwise.

     (C)  Source of Rollover.  Subject to the Code, Rollover

Contributions may be made directly by the Employee or by the retirement plan, individual retirement account or other arrangement from which the Rollover Contribution is being made.

     (D)  Assets Eligible for Rollover.  Rollover Contributions shall be made in cash and not in stock or other property, unless otherwise permitted by the Committee.  A Rollover Contribution may not include any amounts representing employee contributions, other than voluntary deductible contributions.

     (E)  Timing.  Any amount to be rolled over generally must be rolled over to the Plan within 60 days of receipt by the Participant,

unless otherwise permitted by the Code and the Committee.



     (F)  Self-Employed Individual.  A rollover to the Plan shall not be permitted to the extent the amount proposed to be rolled over is attributable to periods during which an Employee was a self-employed individual, within the meaning of Section 401(c)(1) of the Code.

     (G)  Procedures.  The Committee may adopt rollover procedures and, before permitting a Rollover Contribution, may require an

Employee to furnish such information regarding the amount proposed to be rolled over as the Committee determines is necessary or

appropriate.



12.2 TRANSFERS FROM OTHER PLAN.

     The Committee, in its discretion, may accept a direct transfer to the Plan from another plan qualified under Section 401(a) of the Code of all or a portion of the amount credited under such other plan to an

Employee.  The Committee may adopt rules with respect to any such transfer including, but not limited to, rules with respect to accounting for, and the investment of, amounts transferred.

Notwithstanding the preceding provisions of this Article, the

Committee will not accept a transfer of an Employee's interest in another retirement plan if it is determined that such acceptance would render this Plan a direct or indirect transferee of a defined benefit plan, money purchase pension plan (including a target benefit plan),

stock bonus, or profit sharing plan that provides for a life annuity form of payment to the Employee.







12.3 SECTION 401(K) LIMITATIONS.

     In the event that an amount transferred to the Plan pursuant to

Article 12.2 is attributable to a cash or deferred election that was made pursuant to Section 401(k) of the Code, such amount shall be subject to the same rules that apply under the Plan to Tax Reduction

Contributions.



12.4 TRANSFERS TO OTHER PLAN.

     12.4 Transfers to Individual Retirement Accounts and Other Plans.

               (i)  This Article 12.4 applies to distributions made on

          or after January 1, 1993.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a

          Distributee's election under this paragraph, a Distributee may elect, at the time and in the manner prescribed by the

          Committee, to have any portion of an Eligible Rollover

          Distribution paid directly to an Eligible Retirement Plan

          specified by the Distributee in a Direct Rollover.

               (ii) Definitions.

               (A)  "Eligible Rollover Distribution" is any

          distribution of all or any portion of the balance to the

          credit of the Distributee, except that an Eligible Rollover

          Distribution does not include:  any distribution that is one of a series of substantially equal periodic payments (not

          less frequently than annually) made for the life (or life

          expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's



          designated beneficiary, or for a specified period of ten

          years or more; any distribution to the extent such

          distribution is required under Section 401(a)(9) of the

          Code; and the portion of any distribution that is not

          includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to

          employer securities).

               (B)  "Eligible Retirement Plan" is an individual

          retirement account described in Section 408(a) of the Code,

          an individual retirement annuity described in Section 408(b)

          of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a)

          of the Code, that accepts the Distributee's Eligible

          Rollover Distribution.  However, in the case of an Eligible

          Rollover Distribution to the surviving spouse of an

          Employee, an Eligible Retirement Plan is an individual

          retirement account or individual retirement annuity.

               (C)  "Distributee" includes an Employee or former

          Employee.  In addition, the Employee's or former Employee's surviving spouse, and the Employee's or former Employee's

          spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section

          414(p) of the Code, are Distributees with regard to the

          interest of the spouse or former spouse.

               (D)  "Direct Rollover" is a payment by the Plan to the

          Eligible Retirement Plan specified by the Distributee.



                              ARTICLE 13
                   ACCOUNTS AND ALLOCATION OF FUNDS
                   --------------------------------

13.1 RECEIPT OF CONTRIBUTIONS BY TRUSTEE.

     All contributions to the Trust that are received by the Trustee,

together with any earnings thereon, shall be held, managed and administered by the Trustee in accordance with the terms and conditions of the Trust Agreement.



13.2 TRUST FUND VALUATION.

     The value of each Investment Fund shall be determined by the

Trustee as of the close of business on each Valuation Date, and shall be the fair market value of all property held in such Investment Fund,

plus cash and accrued income, with equitable adjustments for pending trades less all charges, expenses, reserves and liabilities due or accrued which are determined to be properly chargeable to such

Investment Fund.



13.3 ALLOCATION OF CONTRIBUTIONS TO PARTICIPANTS' SEPARATE ACCOUNTS.

     The Trustee shall maintain a separate account for each

Participant.  Within such account, one or more sub-accounts may be maintained as the Trustee and the Committee deem appropriate to accurately reflect a Participant's interest in the Plan.  In all events, there shall be a separate sub-account for Tax Reduction

Contributions.







13.4 ADJUSTMENTS TO PARTICIPANTS' ACCOUNTS.

     Each Investment Fund shall be valued at fair market value as of the close of business on each Valuation Date.  As of such Valuation

Date, each Participant's interest in an Investment Fund shall be adjusted for the net earnings, losses, appreciation and depreciation in such Investment Fund since the immediately preceding Valuation

Date.  The portion of the total net earnings, losses, appreciation or depreciation of an Investment Fund allocated to a Participant's interest in such Fund shall be in the same ratio that the value of the

Participant's interest in such Fund as of the immediately preceding

Valuation Date bears to the total value of all Participants' interests in such Fund as of the immediately preceding Valuation Date; provided,

however, that for this purpose, the value of a Participant's interest as of the immediately preceding Valuation Date shall be increased by any transfers to the Investment Fund from another Investment Fund as of the Valuation Date for which the valuation is being made and shall be decreased by any loans, withdrawals or other distributions paid to the Participant as of the Valuation Date for which the valuation is being made; provided, however, that for purposes of Article 15,

distributions other than loans and withdrawals shall not be taken into account.  All contributions and loan repayments shall be credited as of the applicable Valuation Date and shall not be credited until the foregoing adjustments for earnings, losses, appreciation and depreciation have been made.







13.5 PARTICIPANT-DIRECTED INVESTMENTS FOR FUTURE CONTRIBUTIONS.

     (A)  General Rule.  Except as provided in Articles 13.6 and 13.8,

all contributions to the Trust that are allocated to the account of a

Participant shall be invested by the Trustee in the Investment Funds

(other than Fund A/Household) as directed in writing by the

Participant.

     (B)  Investment Plan and Tax Reduction Contributions; Loan

Repayments.  For contributions made under investment plan agreements or tax reduction agreements, an investment election pursuant to procedures prescribed by the Committee shall be submitted and shall direct that the aggregate of such contributions (without distinction)

be invested in the Investment Funds in multiples of 5%.  A Participant may change his investment directions under this Article 13.5(B) as of any Valuation Date, pursuant to a communication delivered to an authorized affiliate of the Trustee, and pursuant to procedures established by the Committee on or before the close of business for such Valuation Date.  Notwithstanding the provisions of the preceding sentence, no Participant who is subject to the provisions of Section

16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission adopted thereunder may elect, more frequently than once in any 30-day period,

to increase or decrease the amount of the allocation of such

Participant's contributions to Fund A.  Such election shall be made at such times and pursuant to procedures prescribed by the Committee.

     (C)  Rollover Contributions.  An investment election on a form prescribed by the Committee shall be submitted with an Employee's



Rollover Contribution and shall direct that such contribution be invested in the Investment Funds in multiples of 5%.

     (D)  Failure to Provide Investment Instructions.  If the Trustee

receives any contribution to the Trust that is not accompanied by written instructions directing its investment, the Trustee shall return all of such contribution uninvested to the Participant or the

Company, as applicable, as soon as practicable without liability for loss of income or appreciation.



13.6 INVESTMENT OF MATCHING COMPANY CONTRIBUTIONS; FORFEITURES.

     Matching Company Contributions and forfeitures shall be invested in Fund A/Scotsman and allocated to the account of each Participant on the next Valuation Date.  Forfeitures shall be held by the Trustee in

Fund A until the next Valuation Date.  Forfeitures shall be used to reduce Matching Company Contributions.



13.7 INVESTMENT TRANSFERS.

     A Participant shall be permitted to transfer contributions to the

Trust (other than Matching Company Contributions) previously invested in one Investment Fund and earnings thereon to one or more other

Investment Funds; provided, however, that on or after April 1, 1989,

no transfers may be made to Fund A/Household.  A transfer election shall be made in 5% increments of the Participant's total interest in an Investment Fund to another Investment Fund.  A transfer election may be made by a Participant as of any Valuation Date, pursuant to a communication delivered to an authorized affiliate of the Trustee and



pursuant to procedures established by the Committee, on or before the close of business on such Valuation Date.  Notwithstanding the provisions of the preceding sentence, no Participant who is subject to the provisions of Section 16 of the Securities Exchange Act of 1934,

as amended, and the rules and regulations of the Securities and

Exchange Commission adopted thereunder, may elect, more frequently than once in any 30-day period, to transfer amounts allocated to his account to or from Fund A.  Such election shall be made at such times and pursuant to procedures prescribed by the Committee.

Notwithstanding the foregoing, prior to January 1, 1995, amounts invested in Fund A/Household that are attributable to Matching Company

Contributions to the Prior Plan will be transferred to Fund A, subject to the foregoing rules as to increments, timing and frequency.



13.8 SPECIAL INVESTMENT RULES FOR 1989 PLAN YEAR.

     13.8 Special Investment Rules.

               (A)  Investment of Participant's Contributions.

          Notwithstanding any other provision of the Plan, the

          Committee shall adopt a special rule that precludes the

          investment in Company Stock of a Participant's Tax Reduction and Investment Plan Contributions and earnings thereon until the Company Stock to be offered under the Plan is the

          subject of a registration statement filed with and declared effective by the Securities and Exchange Commission;

          provided, however, that such special rule shall not apply to shares of Company Stock and earnings thereon that were



          received in exchange for shares of Household International,

          Inc. common stock that were transferred to the Plan from the

          Prior Plan.

               (B)  Reinvestment of Eljer and Schwitzer Stock in

          Company Stock.  Within such time period as the Committee

          deems appropriate, the Committee shall direct that shares of stock in Eljer Industries, Inc. and Schwitzer, Inc. received by the Plan as a consequence of the spinoff of such

          companies by Household International, Inc. in April, 1989 be sold or exchanged and that shares of Company Stock be

          substituted therefor.  Any such sale or exchange may be made with the Schwitzer Tax Reduction Investment Plan or the

          Eljer Tax Reduction Investment Plan or in the open market

          but, in all events, shall be made at fair market value.



13.9 SPECIAL INVESTMENT ELECTION PERIODS.

     The Committee may, at any time, in its discretion, permit

Participants to change their investment directions under Article

13.5(B), or to transfer contributions to the Trust (other than

Matching Company Contributions) from one Investment Fund to one or more other Investment Funds under Article 13.7, during any period of time and effective as of any date that the Committee shall designate,

in addition to the periods of time and effective dates set forth in

Articles 13.5(B) and 13.7.







                              ARTICLE 14
                         VESTING; FORFEITURES
                         --------------------

14.1 VESTING OF ACCOUNTS.

     (A)  Years of Matching Company Account Test.

     If a Participant's employment with the Company or an Affiliate is terminated for any reason other than a reason described in (B) hereof,

the Participant shall:

          (a)  be entitled to the entire amount in his account

     attributable to his Rollover Contributions, his Investment Plan

     Contributions, and his Tax Reduction Contributions, including in each case any contributions made for the year of termination of employment but not yet allocated; and

          (b)  be vested in, and entitled to, an amount equal to a

     percentage of the portion of his account attributable to Matching

     Company Contributions.  Such percentage shall be determined in accordance with the following schedule:


         Years of Matching            Vested          Forfeited
          Company Account           Percentage       Percentage
        -------------------        ------------     ------------
         less than 1                     0%              100%
         1 but less than 2              20%               80%
         2 but less than 3              40%               60%
         3 but less than 4              60%               40%
         4 but less than 5              80%               20%
         5 or more                     100%                0%


     For purposes of this Article 14.1, "Years of Matching Company

Account" will be measured in calendar quarters beginning with the first calendar quarter coincident with or immediately following the later to occur of April 1, 1989 or the Participant's date of hire by



any Company or any Affiliate and ending with the calendar quarter in which the Participant's employment with all Companies and all

Affiliates terminates, provided however that a Participant's Years of

Matching Company Account shall include such Participant's Years of

Service under the Prior Plan as of March 31, 1989.  Year of Matching

Company Contributions shall include an approved leave granted to an

Employee on or after August 5, 1993 pursuant to the Family and Medical

Leave Act, if the Employee returns to work for a Company or an

Affiliate at the end of such leave of absence.

     (B)  Other Circumstances.  A Participant shall be 100% vested upon his attainment of age 65, his eligibility for normal or early retirement (as defined under any tax-qualified defined benefit plan maintained by a Company or an Affiliate in which he participates), his death prior to termination of employment with a Company or an

Affiliate, or his Disability (as determined by the Committee).  In addition, the Committee may accelerate vesting to 100% in special circumstances including, but not limited to, a sale of stock or assets of an Employee's employer.



14.2 FORFEITURE OF NON-VESTED INTEREST.

     The portion of a Participant's account attributable to Matching

Company Contributions in which he is not vested when his employment with a Company or an Affiliate is terminated shall be forfeited upon the earlier of (i) the date that he receives a distribution of his entire vested interest (including for this purpose, an annuity contract that represents his right to such vested interest), or (ii)



the date upon which he incurs a one year Break in Service (as defined in Article 1.1).  A Participant who does not have any vested interest in the portion of his account attributable to Matching Company

Contributions as of his date of termination of employment with all

Companies and all Affiliates shall be deemed to have received a distribution for purposes of (i) hereof as of his date of termination of employment.



14.3 RESTORATION OF NON-VESTED INTEREST.

     If, following his termination of employment, a Participant received a distribution of his entire vested interest under the Plan and then is reemployed and performs an Hour of Service prior to the fifth anniversary of the date on which he received a distribution, the entire amount forfeited, unadjusted for gains and losses following the distribution, shall be restored to his account.  At any time thereafter, the amount in which he is vested shall be determined by applying his vested percentage against the sum of the distribution and the amount restored; provided, however, that the amount actually distributed to him upon his subsequent termination of employment shall be offset by the amount previously distributed.



14.4 RESTORATION OF YEARS OF MATCHING COMPANY ACCOUNT.

     If a Participant is reemployed by a Company or an Affiliate following the date he incurs a one year Break in Service, the following rules shall apply with respect to his Years of Matching





Company Account completed prior to the date he incurred the one year

Break in Service:

          1.   If any part of the Participant's account derived from

     contributions made by a Company was nonforfeitable when he incurred such one year Break in Service, his Years of Matching

     Company Account completed prior to such one year Break in Service shall be taken into account for purposes of vesting pursuant to paragraph (b) of Article 14.1(A) after he has completed a Year of

     Matching Company Account following his return to employment.

          2.   If no part of the Participant's account derived from

     contributions made by a Company was nonforfeitable when he incurred such one year Break in Service, his years of Matching

     Company Account completed prior to such one year Break in Service shall be taken into account for purposes of vesting pursuant to paragraph (b) of Article 14.1(A) after he has completed a Year of

     Matching Company Account following his return to employment;

     provided, however, in no event shall his Years of Matching

     Company Account completed prior to such one year Break in Service be taken into account if the number of his consecutive one year

     Breaks in Service equals or exceeds the greater of (a) five, or

     (b) the aggregate number of Years of Matching Company Account completed prior to such one year Break in Service.











                              ARTICLE 15
                             DISTRIBUTIONS
                             -------------

15.1 TIMING OF DISTRIBUTIONS; APPLICABLE VALUATION DATE.

     (A)  General Rule.  Normally, the vested interest of a

Participant (or beneficiary) shall become distributable to him as soon as administratively practicable following the Valuation Date coincident with or next following the Participant's date of

termination of employment with the Company and all Affiliates for any reason (including death).  The amount distributable shall be valued as of such Valuation Date; provided, however, that payments from Fund

A/Scotsman that are made in cash in lieu of in shares shall have a value equal to the proceeds obtained by the Trust in exchange for the shares sold in order to make such payments.

     (B)  Consent to Immediate Distribution; Deferral if Consent Not

Obtained.  If the value of a Participant's account as of the applicable Valuation Date under (A) exceeds $3,500, distribution thereof shall be made to the Participant (or the beneficiary of a deceased Participant) as soon as practicable after the Participant (or beneficiary) consents in writing to the distribution if such consent is delivered to the Committee within 12 months after the applicable

Valuation Date.  If the Participant (or beneficiary) does not consent to the distribution within 12 months after the applicable Valuation

Date, then distribution of such account shall occur as soon as administratively practicable after the Valuation Date coincident with or next following the Participant's attainment of age 65 (or the date the Participant would have attained age 65 in the case of a



beneficiary).  The amount distributable pursuant to the preceding sentence shall be valued in the same manner as under (A) hereof, but as of such later Valuation Date.

     (C)  Retirement-Eligible Deferrals.  If a Participant is eligible for normal or early retirement (as defined under any tax-qualified defined benefit plan maintained by a Company or Affiliate in which he participates) as of his date of termination of employment with all

Companies and all Affiliates, then, regardless of the value of his account, he may elect to defer the receipt of his vested interest to a date as soon as administratively practicable following a Valuation

Date specified by him, no later than December 31 of the year following the year in which his employment terminates (or the date specified under (B) hereof, if later).  The amount distributable shall be valued in the same manner as under (A) hereof, but as of such later Valuation

Date.  A beneficiary also may elect to defer distribution hereunder if, as of the date of the Participant's death, he was eligible for normal or early retirement.

     (D)  Treatment of Accounts in the Case of Deferred Distributions.

If a Participant or beneficiary elects to defer distribution of the

Participant's vested interest pursuant to (B) or (C) hereof, the

Participant's account shall continue to share in the earnings and losses of the Trust until the applicable Valuation Date under (B) or

(C) Transfers among Investment Funds also shall be permitted until such Valuation Date.  Loans shall be immediately due and payable upon the Participant's date of termination of employment.





15.2 METHOD OF DISTRIBUTION.

     Notwithstanding the following provisions of this Section, the only form of distribution available to an individual who becomes a

Participant on or after July 1, 1989 shall be a single sum

distribution.

     All amounts which a Participant or a beneficiary shall be

entitled to receive under the Plan shall be distributed as a single sum distribution, unless the Participant elects an annuity as described below.  Payment from Fund B or Fund C shall be in cash.

Payments in the form of a single sum distribution from Fund A shall be in cash or stock or a combination of both, in the discretion of the

Participant; provided, however, that no distribution of less than twenty (20) shares will be made from either Fund A or, prior to

January 1, 1995 from Fund A/Household, and provided, further, that partial shares will be paid in cash.  Payments in the form of a single sum distribution from Funds D, E, F and G shall be in cash, shares of the applicable Fund, or a combination of both, in the discretion of the Participant.

     A Participant (who does not have a loan outstanding) may elect to receive his distribution in a single sum, as an immediate annuity purchased under the group annuity contract or contracts, or as a combination of both, or in any other form available through a group annuity contract issued to the Plan by a legal reserve life insurance company authorized to do business in Illinois.  The forms of immediate annuity available under the group annuity contract or contracts shall include the following:



     (a)  Qualified Joint and Survivor Annuity.  An annuity for the life of the Participant with a survivor annuity for the life of such Participant's spouse which is not less than one-half, or greater than, the amount of the annuity payable during the joint lives of the participant and such Participant's spouse.

     (b)  Annuity Certain and Life.  An annuity to the Participant for a specified number of monthly payments.  Thereafter, payments will continue for as long as the annuitant lives.

     If a married Participant who is eligible to elect to receive an annuity elects payment in the form of a life annuity, it will be provided in the form of a qualified joint and survivor annuity,

provided, that such Participant (i) may elect with the consent of his spouse (given pursuant to the provisions of Article 15.3) not to take the qualified joint and survivor annuity and (ii) may revoke an election not to take a qualified joint and survivor annuity or choose again to take a qualified joint and survivor annuity at any time and any number of times prior to the commencement of benefit payments.  No annuity may be purchased unless the payments of the annuity will equal or exceed $50 per month.



15.3 DESIGNATION OF BENEFICIARY.

     A Participant may designate from time to time a beneficiary or beneficiaries (who may be designated contingently or successively and may be an entity other than a natural person) to be entitled under

Article 15.1 to receive any vested, undistributed amounts credited to the Participant's account under the Plan at the time of the



Participant's death (reduced by the amount of any outstanding loan);

provided, however, that if a beneficiary other than the surviving spouse of the Participant is named, the designation is valid only with the consent of such spouse.  The consent must acknowledge the effect of the election not to be the sole beneficiary and must be witnessed by a notary public or a Plan representative.  Spousal consent may be dispensed with only if it is established to the satisfaction of the

Committee that:  (i) such consent is not obtainable, either because there is no spouse, or the spouse cannot be located; or (ii) because of such other circumstances as the Secretary of the Treasury may by regulations prescribe.  Subject to the foregoing, any such beneficiary designation shall be made on a form prescribed by the Committee, and shall be effective only when filed with the Committee during the

Participant's lifetime.  A Participant may change or revoke his beneficiary designation at any time by filing a new instrument with the Committee.  If the designated beneficiary (or each of the designated beneficiaries) predeceases the Participant, the

Participant's beneficiary designation shall be ineffective.  In determining whether any person named as a beneficiary is living at the time of a Participant's death, if such person and the Participant die in a common accident or disaster and there is insufficient evidence to determine which person died first, then it shall be deemed that the beneficiary died first.  If no valid beneficiary designation is in effect at the time of the Participant's death, the amount payable will be paid in equal shares to those person(s) then living in the first of





the following classes of successive preference beneficiaries being the deceased Participant's:

     (a)  widow or widower;

     (b)  descendants, per stirpes (including adopted children);

     (c)  parents;

     (d)  brothers and sisters;

     (e)  executors or administrators.



15.4 ELECTION OF DISTRIBUTION.

     If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, distribution of the Participant's accounts may,

pursuant to the preceding clauses of this paragraph, commence less than thirty (30) days after the notice required under Section

1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

          (1)  the Committee clearly informs the Participant that the

     Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

          (2)  the Participant, after receiving the notice,

     affirmatively elects a distribution.













15.5 CODE SECTION 401(A)(9).

     Notwithstanding anything to the contrary contained elsewhere in the Plan:

          (A)  A Participant's benefits under the Plan will:

               (1)  be distributed to him not later than the Required

          Distribution Date (as defined in subsection (c), or

               (2)  be distributed commencing not later than the

          Required Distribution Date in accordance with regulations

          prescribed by the Secretary of Treasury over a period not

          extending beyond the life expectancy of the Participant or the life expectancy of the Participant and his beneficiary.

          (B)  (1)  If the Participant dies after distribution has

     commenced pursuant to subsection (A)(2) but before his entire interest in the Plan has been distributed to him, then the remaining portion of that interest will be distributed at least as rapidly as under the method of distribution being used under subsection (A)(2) at the date of his death.

               (2)  If the Participant dies before distribution has

          commenced pursuant to subsection (A)(2), then, except as

          provided in subsections (B)(3) and (B)(4), his entire

          interest in the Plan will be distributed within five years after his death.

               (3)  Notwithstanding the provisions of subsection

          (B)(2), if the Participant dies before distribution has

          commenced pursuant to subsection (A)(2) and if any portion of his interest in the Plan is payable (A) to or for the



          benefit of a beneficiary, (B) in accordance with regulations prescribed by the Secretary of the Treasury over a period

          not extending beyond the life expectancy of the beneficiary,

          and (C) beginning not later than one year after the date of the Participant's death or such later date as the Secretary of the Treasury may prescribe by regulations, then the

          portion referred to in this subsection (B)(3) shall be

          treated as distributed on the date on which such

          distribution begins.

               (4)  Notwithstanding the provisions of subsections

          (B)(2) and (B)(3), if the beneficiary referred to in

          subsection (B)(3) is the surviving spouse of the

          Participant, then

                    (a)  the date on which the distributions are

               required to begin under subsection (B)(3)(C) shall not

               be earlier than the date on which the Participant would

               have attained age 70-1/2, and

                    (b)  if the surviving spouse dies before the

               distributions to that spouse begin, then this

               subsection (B)(4) shall be applied as if the surviving

               spouse were the Participant.

               (C)  For purposes of this Article 15.5 the Required

          Distribution Date means April 1 of the calendar year

          following the calendar year in which the Participant attains age 70-1/2, provided, however, that in the case of a

          Participant who attains age 70-1/2 during calendar year 1988



          or 1989, the Required Distribution Date means April, 1990,

          and further provided that if the Participant attained age

          70-1/2 prior to January 1, 1988, distribution shall commence on the April 1 following the later of the calendar year in which he:  (A) attained age 70-1/2 or (B) terminated service with the Company and all Affiliates, unless he was a five-

          percent owner (as defined in Section 416 of the Code) of the

          Company with respect to the Plan Year ending in the calendar year in which he attained age 70-1/2, in which case clause

          (B) shall not apply.

               (D)  For purposes of this Article 15.5, the life

          expectancy of a Participant and his surviving spouse may be redetermined, but not more frequently than annually.  This subsection (D) shall not apply in the case of a life

          annuity.

               (E)  A Participant may not elect a form of distribution

          providing payments to a beneficiary who is other than this surviving spouse unless the actual value of the payments

          expected to be made to the Participant is more than 50% of the actuarial value of the total payments expected to be

          made under such form of distribution.

               (F)  Notwithstanding the preceding provisions of this

          Article 15.5, a Participant's benefit under the Plan shall be distributed to him or his surviving spouse or beneficiary pursuant to any valid distribution designation made by the

          Participant prior to January 1, 1984 in accordance with



          Section 242(b)(2) of the Tax Equity and Fiscal

          Responsibility Act of 1982 (as in effect before any

          amendments made by the Tax Reform Act of 1984) unless such designation is revoked by the Participant in writing.



                              ARTICLE 16
                              WITHDRAWALS
                              -----------

16.1 WITHDRAWAL CATEGORIES.

     A Participant may make a withdrawal of all or part of his

account; provided, however, that a minimum of $500 or the balance of the Participant's account must be withdrawn and only two non-hardship withdrawals may be made in each Plan Year.  Withdrawals must be made of all amounts eligible for withdrawal in each category below (listed in descending order) before amounts in the next lower category may be withdrawn:

     Category A:  Investment Plan Contributions (excluding earnings thereon) which were not matched by Matching Company Contributions prior to January 1, 1995.  Unmatched Investment Plan Contributions

made prior to 1987 will be withdrawn prior to subsequent unmatched

Investment Plan Contributions.  Withdrawals from this category may be made twice per Plan Year.

     Category B:  Investment Plan Contributions (excluding earnings thereon) (i) which were matched by Matching Company Contributions prior to January 1, 1995, or (ii) which were made on and after January

1, 1995, excluding the most recent 24 months of Investment Plan

Contributions; provided, however, that after five years of



participation, 100% of the Investment Plan Contributions (including earnings thereon) may be withdrawn.  Matched Investment Plan

Contributions made prior to 1987 will be withdrawn prior to subsequent

Matched Investment Plan Contributions.  Withdrawals from this category may be made twice per Plan Year.

     Category C:  Matching Company Contributions (plus earnings thereon) plus earnings on all Investment Plan Contributions after five years of participation in the Plan.  Withdrawals from this category may be made once per Plan Year.

     Category D:  Rollover Contributions (plus earnings thereon).

Withdrawals from this category may be made twice per Plan Year.

     Category E:  Tax Reduction Contributions (but only to the extent of the value of the Participant's Tax Reduction Contributions sub-

account in the Prior Plan as of December 31, 1988 plus earnings thereon, plus the amount of his Tax Reduction Contributions to the

Prior Plan and to this Plan thereafter excluding earnings thereon)

upon meeting the hardship requirements set forth herein.  Withdrawals from this category may be made once per Plan Year.



16.2 HARDSHIP WITHDRAWALS.

     (A)  General Rule.  A Participant may make a hardship withdrawal only if the withdrawal is made on account of an immediate and heavy financial need of the Participant and if the withdrawal is necessary to satisfy such financial need.

     (B)  Immediate and Heavy Financial Need.  A withdrawal will be deemed to be made on account of an immediate and heavy financial need



of the Participant if the withdrawal is on account of one of the following:

          (1)  Medical expenses described in Section 213(d) of the

          Code previously incurred by the Participant, the

          Participant's spouse, or any dependent of the Participant

          (as defined in Section 152 of the Code) or necessary for any of these persons to obtain medical care described in Code

          Section 213(d);

          (2)  Purchase (excluding mortgage payments) of a principal residence of the Participant;

          (3)  Payment of tuition and related educational fees for the next twelve months of post-secondary education for the

          Participant, his spouse or dependents; or

          (4)  The need to prevent the eviction of the Participant

          from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

     (C)  Taxes on Distribution.  The amount distributed shall not be in excess of the immediate and heavy financial need of the Participant which need shall be deemed to include any amounts reasonably anticipated by the Participant to be necessary to pay federal, state or local income taxes and penalties incurred as a result of the distribution.

     (D)  Loans.  The Participant shall first obtain all

distributions, other than hardship distributions, and all nontaxable loans currently available under the Plan and all other plans maintained by all Companies and all Affiliates.



     (E)  Consequences of Hardship Withdrawals.  The Participant's

elective contributions and employee contributions (as defined in

Regulations ^U 1.401(k)) shall be suspended under the Plan and all other deferred compensation plans maintained by the Company and all

Affiliates for 12 months after his receipt of the hardship

distribution (except for mandatory employee contributions to a defined benefit plan).  The Participant may not make elective contributions

(as defined in Regulations ^U 1.401(k)) under the Plan or any other plan maintained by the Company or an Affiliate for the Participant's

taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section

402(g) for such next taxable year less the amount of such

Participant's elective contributions for the taxable year of the hardship distribution.



16.3 MANNER OF MAKING WITHDRAWALS.

     Any withdrawal by a Participant under this Article 16 shall be made only after the Participant files a written request with the

Committee specifying the category of the withdrawal and the amount requested to be withdrawn.  Upon approving the amount of any withdrawal, the Committee shall furnish the Trustee with written instructions directing the Trustee to make a payment of the withdrawal in accordance with this Article 16.3.  Payments from Funds B and C shall be in cash.  Payments from Fund A, or from Fund A/Household prior to January 1, 1995, shall be in cash or stock or a combination of both in the discretion of the Participant; provided however, that



(i) a hardship withdrawal only may be made in cash and (ii) no distribution of less than twenty (20) shares will be made from either

Fund A/Household prior to January 1, 1995 or Fund A, and partial shares will be paid in cash.  Payments from Funds D, E, F and G shall be in cash, shares of the applicable Fund, or a combination of both,

in the discretion of the Participant.

     Payment to the Participant, determined as of the Valuation Date immediately preceding the date of the Participant's withdrawal request, shall be made as soon as practical following the date of the withdrawal request.  Any portion of the requested withdrawal amount not paid to the Participant pursuant to the preceding sentence shall be paid to him as soon as practical following the Valuation Date coincident with or immediately succeeding the date of the withdrawal request; provided however that, in no event shall the amount paid to the Participant pursuant to this sentence exceed the vested balance of the Participant's accounts from which the withdrawal is to be made,

determined as of such coincidental or succeeding Valuation Date.



16.4 WITHDRAWALS UPON ATTAINMENT OF AGE 59-1/2.

     Any Participant who has attained age 59-1/2 may, in addition to the withdrawal options provided in Article 16.1, elect once each Plan

Year to withdraw all or part of his vested accounts; provided,

however, that withdrawals must be made of all amounts eligible for withdrawal in each classification below (listed in descending order)

before amounts in the next lower classification may be withdrawn:





     Category A:  Investment Plan Contributions (excluding earnings thereon) which were not matched by Matching Company Contributions prior to January 1, 1995.  Unmatched Investment Plan Contributions

made prior to 1987 will be withdrawn prior to subsequent Investment

Plan Contributions.

     Category B:  Investment Plan Contributions (excluding earnings thereon) (i) which were matched by Matching Company Contributions prior to January 1, 1995, or (ii) which were made on or after January

1, 1995, excluding the most recent 24 months of Investment Plan

Contributions; provided, however, that after five years of

participation, 100% of the Investment Plan Contributions (including earnings thereon) may be withdrawn.  Matched Investment Plan

Contributions made prior to 1987 will be withdrawn prior to subsequent

Investment Plan Contributions.

     Category C:  Matching Company Contributions (plus earnings thereon) plus earnings on all Investment Plan Contributions after five years of participation in the Plan.

     Category D:  Rollover Contributions (plus earnings thereon).

     Category E:  Tax Reduction Contributions (plus earnings thereon).



16.5 INVESTMENT FUNDS.

     Withdrawals pursuant to this Article 16 shall be made from one or more Investment Funds (in multiples of 5%) of the Participant as he shall designate in his withdrawal request.







                              ARTICLE 17
                                 LOANS
                              ----------

17.1 GENERAL RULE.

     Loans are available to Participants.  These loans are limited to a minimum of $500 each, in increments of $100, and may be granted twice per year.  No more than two non-residential loans and one residential loan may be outstanding at any time.



17.2 AMOUNT OF LOAN.

     Upon receipt of a written request from an active Participant and,

to the extent not inconsistent with Section 401(a) of the Code, from a former Participant who is a party in interest (as defined in Section

3(14) of ERISA) and who has retained an account under the Plan

("Former Participant"), the Committee may direct the Trustee to make a loan to such requesting active or Former Participant.  The total amount of any such loan shall not cause the outstanding balance of all loans to the Participant under all qualified plans of the Company and its Affiliates to exceed the lesser of:

     (a)  $50,000, reduced by the excess (if any) of (i) the highest outstanding loan balance applicable to the Participant during the one year period ending on the day before the date the loan is to be made, over (ii) the outstanding balance of all loans to the

     Participant under any qualified plan of the Company or an

     Affiliate on the date on which the loan is to be made; or

     (b)  fifty percent (50%) of the Participant's vested interest under the Plan.



     For purposes of this Article 17.2, the Participant's vested interest under the Plan shall be determined as of the Valuation Date immediately preceding the date on which the proceeds of a loan made under this Article are disbursed to a borrowing Participant.



17.3 SECURITY FOR LOAN.

     Any loan to a Participant under this Article 17 shall be secured by the pledge of 50% of the Participant's vested right, title and interest in the Trust supported by the execution of a promissory note for the amount of the loan, including interest, payable to the order of the Trustee.



17.4 INTEREST RATE CHARGED.

     The interest rate charged on any loan made under this Article 17 shall be determined by the Committee and shall provide a rate of return commensurate with the interest rate charged by persons in the business of lending money, that would be made under similar

circumstances at the time that the loan is made.



17.5 REPAYMENT OF LOANS.

     (A)  General.  Any loan to a Participant under this Article 17 shall be repaid within five years of the date on which the loan is made, except that loans used to acquire or construct any dwelling unit which is within a reasonable time to be used as a principal residence of the Participant may be repaid over a longer period of time (not greater than 30 years) as determined by the Committee; provided,



however, that any loan shall be repaid on or before the Participant's final distribution date.  Loans shall be amortized on a level basis and repaid in regular, substantially equal installments which shall be applied to reduce the principal as well as the accrued interest on the loan.  Loans made to active Participants shall be repaid by payroll deductions on a schedule prescribed by the Committee (with payments made at least quarterly).  Loans made to Former Participants shall be repaid by personal check on a schedule prescribed by the Committee

(with payments made at least quarterly).

     (B)  Payment to Trustee.  Each loan repayment shall be paid to the Trustee, and shall be accompanied by written instructions from the

Committee that:

          (a)  identify the Participant on whose behalf the repayment is being made; and

          (b)  direct the investment of the loan repayment to the

          Investment Fund account in the same proportion as elected by the Participant in Article 13.5 as if the repayments were

          future contributions.

     (C)  Security not to be Jeopardized.  No distribution of benefits under Article 15 or withdrawals under Article 16 which jeopardize the security of the loan shall be made from amounts credited to a

Participant's account under the Plan unless and until all unpaid loans, including accrued interest thereon, to the Participant have been satisfied.







17.6 DEFAULT ON LOAN.

     In the event of a default by a Participant on a loan repayment,

all remaining repayments on the loan shall be immediately due and payable, and the entire amount of the unpaid balance of such loan and accrued interest thereon shall be considered and treated as having been distributed in cash under Article 15 as of the date of default,

and an appropriate adjustment of his account shall be made therefor.

Notwithstanding the foregoing, the Committee may use alternative means to pursue payment of a loan in default if such alternative means are necessary to prevent a distribution from the portion of the

Participant's account that is attributable to Tax Reduction

Contributions and that would contravene Section 401(k) of the Code.

For the purposes of this Article 17.6, any of the following shall constitute an event of default:

          (i)  any payments of principal or accrued interest on a

     loan to a Participant remain due and unpaid for a period of ten days after the same becomes due and payable under the

     terms of the loan;

          (ii)  a proceeding in bankruptcy, receivership, or

     insolvency is commenced by or against the borrowing

     Participant;

          (iii)  an active Participant's employment with the

     Company and all Affiliates terminates and he does not become a Former Participant;







          (iv)  the borrowing Participant becomes a Former

     Participant and thereafter he receives a distribution of the adjusted balance of his accounts; or

          (v)  the borrowing Participant attempts to make an

     assignment, for the benefit of creditors, of any security

     for the loan.



17.7 MANNER OF MAKING LOANS.

     All requests by a Participant for a loan from the Trust shall be made in writing to the Committee and a loan shall be disbursed as of the next administratively practicable Valuation Date.  The Committee shall apply its standards for the approval of loans in a uniform and consistent manner with respect to all Participants and shall approve a loan if the requirements of this Article 17 are satisfied.  If a

Participant's request for a loan is approved by the Committee, the

Committee shall furnish the Trustee with written instructions directing the Trustee to make the loan in a single sum payment in cash to the Participant.  Such payment shall be made by withdrawing as of the previous Valuation Date amounts from such of the separate

Investment Funds of the Participant under the Plan as he shall designate (in multiples of 5%).  Loans made to Former Participants will be subject to completion of a separate loan application containing additional financial information, including income from subsequent employment and other sources.







17.8 ACCOUNTING FOR LOANS.

     A loan to a Participant (and interest thereon) shall be

considered a Plan investment, and repayments shall be credited to an

Investment Fund in accordance with Article 13.5 as if such repayments were future contributions; provided, however, that repayments attributable to money borrowed from the portion of a Participant's account attributable to Matching Company Contributions and interest thereon shall be credited to Fund A.



                              ARTICLE 18
                            ADMINISTRATION
                            --------------

18.1 ALLOCATION OF RESPONSIBILITIES AMONG FIDUCIARIES.

     A fiduciary to the Plan shall have only those specific powers,

duties, responsibilities and obligations as are explicitly given him under the Plan and the Trust Agreement.  In general, Scotsman Group

Inc., shall have the sole authority to establish the Plan and Trust and to amend or terminate, in whole or in part the Plan or the Trust

Agreement subject to the provisions of Article 19.  The Chief

Executive Officer of Scotsman Group Inc. shall have the sole authority to appoint and remove three or more members of the Committee.  The

Company shall have the sole responsibility for making contributions to the Plan.  The Committee shall have the sole responsibility for the administration of the Plan as more fully described in Article 18.2.

Subject to Participants' investment directions under Article 13, and subject to Committee directions under Article 18.2, the Trustee shall have the sole responsibility for the administration of the Trust and



the management of the assets held thereunder, as provided in the Trust

Agreement.  It is intended that each fiduciary shall be responsible only for the proper exercise of his own powers, duties,

responsibilities and obligations under the Plan and the Trust

Agreement and shall not be responsible for any act or failure to act of another fiduciary.  A fiduciary may serve in more than one fiduciary capacity with respect to the Plan.

     It is expressly provided that any fiduciary to the Plan and the

Trust may also be an Employee of the Company.

     No fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value or guarantees the payment of any benefits that may be or become due to any person from the Trust Fund.  No Participant or other person shall have any recourse against any fiduciary if the Trust Fund is insufficient to provide Plan benefits in full.



18.2 POWERS AND RESPONSIBILITIES OF THE COMMITTEE.

     The Committee as the Plan administrator and named fiduciary of the Plan shall have all powers, duties, responsibilities and obligations imposed by law and by the provisions of the Plan and the

Trust except those specifically granted or allocated by those instruments to the Board of Directors, to Scotsman Group Inc., to its

Chief Executive Officer, to the Trustee or to any investment manager appointed by the Committee, and those which the Committee has delegated or allocated to any other person.  Such powers, duties,

responsibilities and obligations of the Committee shall include, but



shall not be limited to, excluding direct or indirect subsidiaries of

Scotsman Group Inc. from participation in the Plan, refunding contributions, appointing and removing the Trustee, any investment manager, and any other person appointed or employed to render advice with regard to the Plan, including but not limited to such counsel,

accountants and other experts as it deems necessary, determining and instructing the Trustee and any investment managers on the funding,

investment policies, methods and objectives of the Trust, designating and rescinding the designation of Trust assets which the Trustee and each investment manager is to control, accepting or rejecting any tendered Rollover Contribution, refunding Rollover Contributions,

determining the form of and providing any written documents to be used under the Plan, receiving and maintaining such documents, authorizing or denying contributions to and withdrawals or distributions out of the Trust and in accordance with the provisions of the Plan, providing a full and fair review of the denial of any claimed contribution,

loan, withdrawal or distribution out of the Plan with a written notice setting out the specific reason for the denial of his claim written in a manner calculated to be understood by the Participant, preparing and submitting all reports, notices, insurance premiums and applications with respect to the Plan and the Trust required by law and for the continual qualification of the Plan and the Trust under Sections 401 and 501 of the Code, preparing and furnishing all reports and communications required by law or as it deems appropriate to persons to whom benefits are being paid or may become payable under the Plan,





and taking such further actions as may be necessary for the

administration of the Plan.

     Any construction, interpretation or application of the Plan by the Committee shall be final, conclusive and binding on the Companies,

and all Participants and their beneficiaries and other successors in interest.  Limitations and interpretations under the Plan shall be determined to the best of the ability of the Committee based on such information as is reasonably available at the time a decision is made.

All actions by the Committee shall be taken pursuant to uniform standards consistently applied to all persons similarly situated.



18.3 CONCLUSIVENESS OF RECORDS.

     In administering the Plan, the Committee may conclusively rely upon each Company's and any Affiliate's payroll and personnel records maintained in the ordinary course of business.



18.4 EXPENSES.

     The expenses of administering the Plan, other than compensation of persons on the payroll of each Company, but including fees of the

Trustee, counsel, accountants or other experts appointed under the

Plan, shall be paid out of the Trust Fund to the extent not paid by the Companies.



18.5 CLAIMS PROCEDURE.

     (A)  Filing of Claim.  Any claim, including but not limited to a claim for distribution, loan or withdrawal shall be submitted to the



Committee through the designee which it has appointed for the Company facility where the Participant with respect to whom the payment is claimed, is, or was last employed, or, if no such designee has been appointed, then to the Administrative and Investment Committee,

Scotsman Group Inc., 775 Corporate Woods Parkway, Vernon Hills,

Illinois 60061.  Submissions shall be made in the form and within the time period designated by the Committee.  Satisfactory proof of eligibility and information necessary to determine the amount of such distribution, loan, or withdrawal, including, where appropriate, age,

date of death of a Participant or a prior beneficiary, appointment as executor, administrator or guardian and such other information as is reasonably required in the circumstances must be submitted.  The

Committee shall authorize or deny requests for a loan or payment of any claimed amount within a reasonable period of time, but not later than 90 days after receipt of the claim.  If the claimant shall not be notified in writing of the denial of the claim within 90 days after it is received by the Committee, the claim shall be deemed denied.

     (B)  Notice of Denial of Claim.  If a claim is denied, the

Committee shall notify the claimant in writing.  Such written notice shall contain:

     (a)  the specific reason or reasons for denial;

     (b)  a specific reference to the provisions of the Plan on which such denial is based;

     (c)  a description of any additional material or information necessary for such person to perfect such claim, with an





     explanation of why such additional material or information is necessary; and

     (d) an explanation of the Plan's review procedure as set forth in

     Article 18.5(C).  This written notice of denial of claim shall be written in a manner calculated to be understood by the claimant.

     (C) Right of Review.  Each claimant whose claim has been denied in whole or in part, and any authorized representative of such person,

may review all documents pertinent to such denial and, within 60 days after receipt by such claimant of the notification provided for in

Article 18.5(B), may request, by written notice sent to the Committee,

a review of such denial and may submit to the Committee written issues and comments for consideration as part of such review.  No claimant or representative shall have any right to appear personally, nor shall the Committee be obligated to hold any meetings with any claimant or representative, or hold any hearings, as part of such review.  The

Committee shall conduct such review as expeditiously as reasonably possible, and shall give due consideration to all written issues and comments submitted by or on behalf of the claimant.  A decision on such review shall be made, if reasonably possible, within 60 days after receipt of the request for such review, but in any event not later than 120 days after receipt of such request.  The decision shall be in writing and shall include specific reasons for the decision,

written in a manner calculated to be understood by the claimant, and shall also include specific references to the pertinent Plan provisions on which the decision is based.





                              ARTICLE 19
                   AMENDMENT, TERMINATION AND MERGER
                   ---------------------------------

19.1 AMENDMENTS.

     Scotsman Group Inc. hopes and intends to continue the Plan indefinitely but reserves the right to amend, suspend, or terminate the Plan and the Trust for itself and its direct and indirect subsidiaries and to discontinue or modify Company contributions, at any time.  Except to the extent required or permitted by the Code and other applicable law, the accrued benefit of any Participant, former

Participant, or beneficiary shall not be adversely affected

retroactively by any such action.



19.2 PLAN TERMINATION.

     In case of the termination of the Plan by Scotsman Group Inc.,

the complete discontinuance of contributions to the Plan, or a partial termination of the Plan with respect to a group of Participants, the account balance of each affected Participant shall become 100% vested.

In any such event, the Committee shall determine the manner and timing of distributions, provided that such distribution of Tax Reduction

Contributions and earnings thereon shall only occur prior to the first to occur of (a) a Participant's separation from service, death or disability, (b) the Participant's attainment of age 59-1/2, or (c) the

Participant's hardship (as defined in Article 16.2) if none of the

Companies nor any Affiliate establishes or maintains another defined contribution plan (other than an employee stock ownership plan as





defined in Section 4975(e)(7) of the Code) following termination of the Plan.



19.3 DISTRIBUTIONS UPON CERTAIN SALES.

     Notwithstanding any other provisions of the Plan, there may be a single lump sum distribution from the Plan to a Participant following:

     (1)  the date of sale or other disposition by a Company to an unrelated entity of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used by the Company in a trade or business of the Company where the Participant is employed by such trade or business, if such Participant continues employment with the entity acquiring such assets and the Company continues to maintain the Plan after the sale or other disposition.  The sale of 85% of the assets used in a trade or business shall be deemed a sale of

"substantially all" of the assets used in such trade or business.

     (2)  the date of the sale or other disposition by a Company of the Company's interest in a subsidiary (within the meaning of Section

409(d)(3) of the Code) to an unrelated entity, where the Participant is employed by such subsidiary, if such Participant continues employment with such subsidiary following such sale or other disposition, and the Company continues to maintain the Plan after the sale or other disposition.











19.4 SUCCESSOR EMPLOYER.

     In the event of the dissolution, merger, consolidation or

reorganization of Scotsman Group Inc. or any participating

subsidiaries, provision may be made by the Committee by which the Plan and the Trust shall be continued by the successor company, in which case such successor company shall be substituted for its predecessor under the Plan.  The substitution of the successor company shall constitute an assumption of Plan liabilities by the successor company,

and the successor company shall have all powers, duties and

responsibilities of its predecessor under the Plan.



19.5 MERGER, CONSOLIDATION OR TRANSFER.

     There shall be no merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of the Plan, unless each

Participant would (if either this Plan or such other plan then terminated) receive a benefit immediately after the merger,

consolidation or transfer which is equal to or greater than the benefit the Participant would have been entitled to receive

immediately before the merger, consolidation or transfer (if this Plan had then terminated).











                              ARTICLE 20
                             MISCELLANEOUS
                             -------------

20.1 EXCLUSIVE BENEFIT OF PARTICIPANTS AND BENEFICIARIES.

     All assets of the Trust shall be maintained for the exclusive benefit of Participants, and their beneficiaries, and shall be used only to pay benefits to such persons or to pay the fees and expenses of the Trust.  The assets of the Trust shall not revert to the benefit of the Company except as provided in Article 11.3



20.2 NON-GUARANTEE OF EMPLOYMENT.

     Nothing contained in this Plan shall be construed as a contract of employment between an Employee and any Company, or as a right of any Employee to be continued in the employment of any Company, or as a limitation of the right of any Company to discharge any of its

Employees, with or without cause, and no Employee or any other person shall have any right or claim to any benefit or right under the Plan which has not arisen under the express provisions of the Plan.



20.3 RIGHTS TO TRUST ASSETS.

     No Employee, Participant, or beneficiary shall have any right to,

or interest in, any assets of the Trust upon termination of employment or otherwise, except as provided under the Plan.  All payments of benefits under the Plan shall be made solely out of the assets of the

Trust.







20.4 NON-ALIENATION OF THE RIGHT TO RECEIVE PAYMENTS.

     Except as provided under Article 17 with respect to loans, and except as may otherwise be required by law, benefits payable under the

Plan shall not be subject in any manner to anticipation, alienation,

sale, transfer, assignment, pledge, encumbrance, charge, garnishment,

execution, or levy of any kind, either voluntary or involuntary, prior to actually being received by the person entitled to the benefit under the terms of the Plan, and any attempt to anticipate, alienate, sell,

transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable under the Plan shall be void.  The account of any Participant, however, shall be subject to and payable in accordance with the applicable requirements of any qualified domestic relations order, as that term is defined in Section 414(p) of the

Code, and the Committee shall direct the Trustee to provide for payment from a Participant's account in accordance with such order and with the provisions of Section 414(p) of the Code and any regulations promulgated thereunder.  A payment from a Participant's account may be made to an alternate payee (as defined in Section 414(p)(8) of the

Code) prior to the date the Participant reaches his earliest retirement age (as defined in Section 414(p)(4)(B) of the Code) if such payments are made pursuant to a qualified domestic relations order.  Payments shall be made to the alternate payee from one or more of the Investment Funds in which the Participant's account is invested, in such manner and proportion as shall be set forth in the qualified domestic relations order.  If the qualified domestic relations order does not designate the Investment Funds from which



payment is to be made to the alternate payee, payment shall be made in equal amounts from all such Investment Funds.  All payments pursuant to a qualified domestic relations order shall be subject to reasonable rules and regulations promulgated by the Committee respecting the time of payment pursuant to such order and the valuation of the

Participant's accounts from which payment is made; provided that all such payments are made in accordance with such order and Section

414(p) of the Code.  The balance of an account that is subject to any qualified domestic relations order shall be reduced by the amount of any payment made pursuant to such order.



20.5 CONTROLLING LAW.

     The interpretation of the Plan and other questions arising in the administration of the Plan shall be determined by ERISA, and (to the extent that state law is applicable) by the laws of Illinois.



20.6 PLAN CONTROLS.

     The Trust Agreement is a part of the Plan.  In case of any inconsistency between their respective provisions, the Trust Agreement shall control.  In the event of any conflict between the Plan and any summary thereof, from whatever source, the language of the Plan shall govern.



20.7 CONSTRUCTION.

     Unless the context otherwise indicates, words of the masculine gender include the feminine, the singular shall include the plural,



and the plural shall include the singular.  Titles of articles are inserted for convenience only and shall not affect the meaning or construction of the Plan.



20.8 EFFECT OF MISTAKE.

     In the event of a mistake or misstatement as to age or

eligibility of any person, or the amount or kind of contributions,

withdrawals or distributions made or to be made to a Participant, or other person, the Committee shall, to the extent it deems possible,

make such adjustment as will in its judgment accord to such person the credits or distributions to which he is properly entitled under the

Plan.



20.9 UNCLAIMED FUNDS.

     Each Participant shall keep the Committee informed of his current address and the current address of his beneficiary or beneficiaries.

None of the Companies, the Committee and the Trustee shall be obligated to search for the whereabouts of any person.  If the location of a Participant is not made known to the Committee within three years after the date on which distribution of the Participant's accounts may first be made, distribution may be made as though the

Participant had died at the end of the three-year period.  If, within one additional year after such three-year period has elapsed, or,

within three years after the actual death of a Participant, the

Committee is unable to locate any individual who would receive a distribution under the Plan upon the death of the Participant pursuant



to Article 15.3 of the Plan, the adjusted balance in the Participant's accounts shall be deemed a forfeiture and shall be used to reduce

Matching Company Contributions to the Plan for the Plan Year next following the year in which the forfeiture occurs; provided, however,

that in the event that the Participant or a beneficiary makes a valid claim for any amount that has been forfeited, the benefits which have been forfeited shall be reinstated.



                              ARTICLE 21
                         TOP-HEAVY PROVISIONS
                         --------------------

21.1 TOP-HEAVY PROVISIONS.

     If the Plan is or becomes top-heavy as defined below in any Plan

Year, these provisions of Article 21 will supersede any conflicting provisions in the Plan or Company election document.



21.2 DEFINITIONS.

     For purposes of this Article 21 the following terms shall have the following meanings:

     (A)  "Key Employee" means any Employee (and the beneficiaries of such Employee) under this Plan who at any time during the

determination period was:  (a) An officer of a Company if such individual's annual compensation exceeds 150 percent of the dollar limitation under Section 415(c)(1)(A) of the Code; provided, however,

that the number of individuals treated as Key Employees by reason of being officers shall not exceed the lesser of fifty (50) or ten percent (10%) of all Employees and provided, further, that if the



number of individuals treated as officers is limited to fifty (50)

hereunder, the individuals treated as Key Employees shall be those who, while officers, received the greatest annual compensation in the

Plan Year and any of the 4 preceding Plan Years (without regard to the limitation set forth in Section 416(d) of the Code;

          (b)  An individual who was one of the 10 Employees owning or considered as owning more than one and one-half percent (1-

          1/2%) interest in value and the largest interests in value in a Company who has annual Compensation in the applicable

          Plan Year in excess of the dollar limitation under Section

          415(c)(1)(A) of the Code, as increased under Section 415(d)

          of the Code;

          (c)  A five percent (5%) owner of a Company; or

          (d)  A one percent (1%) owner of a Company who has an annual

          Compensation of more than $150,000.  The determination

          period is the Plan Year containing the determination date

          and the 4 preceding Plan Years.

     The determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the regulations thereunder.

     (B)  "Top-heavy plan" means that for any Plan Year, any of the following conditions exists:

               (a)  The top-heavy ratio for this Plan exceeds 60

               percent and this Plan is not part of any required

               aggregation group or permissive aggregation group of

               plans.



               (b)  This Plan is part of a required aggregation group

               of plans but not part of a permissive aggregation group

               and the top-heavy ratio for the group of plans exceeds

               60 percent.

               (c)  This Plan is a part of a required aggregation

               group and part of a permissive aggregation group of

               plans and the top-heavy ratio for the permissive

               aggregation group exceeds 60 percent.

     (C)  "Top-heavy ratio" means:

          (a)  If a Company maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Company has not maintained any defined benefit plan

          which during the 5-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for this Plan alone or for the required or permissive

          aggregation group as appropriate is a fraction, the

          numerator of which is the sum of the account balances of all

          Key Employees as of the determination date(s) (including any part of any account balance distributed in the 5-year period ending on the determination date(s)) and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period

          ending on the determination date(s)), both computed in

          accordance with section 416 of the Code and the regulations thereunder.  Both the numerator and denominator of the top-

          heavy ratio are adjusted to reflect any contribution not



          actually made as of the determination date, but which is

          required to be taken into account on that date under section

          416 of the Code and the regulations thereunder.

          (b)  If a Company maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Company maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date(s) has or has had any accrued benefits,

          the top-heavy ratio for any required or permissive

          aggregation group as appropriate is a fraction, the

          numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key

          Employees, determined in accordance with (a) above, and the present value of accrued benefits under the aggregated

          defined benefit plan or plans for all Key Employees as of

          the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with (a) above, and the present value of

          accrued benefits under the defined benefit plan or plans for all participants as of the determination date(s), all

          determined in accordance with section 416 of the Code and

          the regulations thereunder.  The accrued benefits under a

          defined benefit plan in both the numerator and denominator of the top-heavy ratio are adjusted for any distribution of





          an accrued benefit made in the five-year period ending on

          the determination date.

          (c) For purposes of (a) and (b) above the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the

          determination date, except as provided in section 416 of the

          Code and the regulations thereunder for the first and second

          Plan Years of a defined benefit plan.  The account balances and accrued benefits of a participant (1) who is not a key employee but who was a key employee in a prior year, or (2)

          who has not received any Compensation from any Company

          maintaining the Plan at any time during the 5-year period

          ending on the determination date will be disregarded.  The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into

          account will be made in accordance with section 416 of the

          Code and the regulations thereunder.  Deductible employee

          contributions will not be taken into account for purposes of computing the top-heavy ratio.  When aggregating plans the value of account balances and accrued benefits will be

          calculated with reference to the determination dates that

          fall within the same calendar year.

     (D)  "Permissive aggregation group" means the required

aggregation group of plans plus any other plan or plans of the Company which, when considered as a group with the required aggregation group,



would continue to satisfy the requirements of sections 401(a)(4) and

410 of the Code.

     (E)  "Required aggregation group" means (1) each qualified plan of the Company in which at least one key employee participates, and

(2) any other qualified plan of a Company which enables a plan described in (1) to meet the requirements of sections 401(a)(4) or 410 of the Code.

     (F)  "Determination Date" means for any Plan Year the last day of the preceding Plan Year.

     (G)  "Present Value" shall be based upon the interest rate and mortality table used to determine actuarial equivalence under the provisions of the applicable defined benefit plan or plans.

     (H)  "Valuation Date" means the Valuation Date on the last day of the Plan Year as of which account balances or accrued benefits are valued for purposes of calculating the top-heavy ratio.



21.3 MINIMUM ALLOCATION.

     (A)  In General.  Except as otherwise provided in (C) and (D)

below, the Company contributions (other than Tax Reduction

Contributions) and forfeitures allocated on behalf of any Participant who is not a key employee shall not be less than the lesser of three percent of such Participant's Compensation or in the case where a

Company has no defined benefit plan which designates this Plan to satisfy section 401 of the Code, the largest percentage of Company contributions and forfeitures, as a percentage of the first $150,000

(as adjusted pursuant to Section 401(a)(17) of the Code) of the key



employee's Compensation, allocated on behalf of any key employee for that year.  The minimum allocation is determined without regard to any

Social Security contribution.  This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation of the year because of (i) the Participant's failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan), or (ii) the Participant's failure to make mandatory

Employee contributions to the Plan, or (iii) Compensation less than a stated amount.

     (B)  Compensation.  For purposes of this Article 21, Compensation will mean earnings for the taxable year ending with or within the Plan

Year which are subject to tax under section 3101(a) of the Code without regard to the dollar limitation of section 3121(a).  In no event shall the Compensation of a Participant taken into account for purposes of this Article 21 for any Plan Year commencing after

December 31, 1988 and prior to January 1, 1994 exceed $200,000 (or such greater amount provided pursuant to Section 401(a)(17) of the

Code.  For Plan Years commencing on and after January 1, 1994, the provisions set forth in the last paragraph of the definition of

Compensation in Article 1.1 shall apply with respect to Compensation for purposes of this Article 21.

     (C)  Employees Covered.  The provisions in (A) above shall not apply to any participant who was not employed by any Company on the last day of the Plan Year.





     (D)  More than one Plan.  To the extent a Participant is covered under any other plan or plans of any Company the minimum allocation or benefit requirement applicable to top-heavy plans will be met in this

Plan.  If a Participant is covered by no other plan maintained by any

Company, the minimum allocation will be met in this Plan.  Whenever a non-key employee participates in both a defined benefit plan and a defined contribution plan maintained by the Company which are top-

heavy, the contributions and forfeitures of this Plan in which he participates shall equal 5% of Compensation for each year the Plan is top-heavy and no other top-heavy contributions will be made to any other plan on his account.



21.4 NONFORFEITABILITY OF MINIMUM ALLOCATION.

     The minimum allocation required (to the extent required) to be nonforfeitable under section 416(b) may not be forfeited under section

411(a)(3)(B) or 411(a)(3)(D) of the Code.



21.5 MINIMUM VESTING SCHEDULES.

     For any Plan Year in which this Plan is top-heavy, the

nonforfeitable interest of each Employee (who has completed an Hour of

Service during any Plan Year in which the Plan is top-heavy) in his account balance attributable to Company contributions shall be 100%

vested after three Years of Service.

     If the vesting schedule under the Plan shifts in or out of the above schedule for any Plan Year because of the Plan's top-heavy status, such shift is an amendment to the vesting schedule and any



participant with three or more Years of Service will be given an option to remain under the prior (i.e. topheavy) vesting schedule.



21.6 COLLECTIVE BARGAINING RULES.

     The provisions of this Article do not apply with respect to any employee included in a unit of employees covered by a collective bargaining agreement unless the application of this Article has been agreed upon with the collective bargaining agent.



21.7 TEMPORARY EFFECT.

     This Article 21 is designed to meet the requirements of Section

416 of the Code and regulations issued pursuant thereto.  If there is any discrepancy between the provisions of this Article 21 and Section

416 of the Code, such discrepancy shall be resolved in such a way to give full effect to the provisions of Section 416 and ERISA.  However,

no benefit in excess of that required by law and regulation is intended to be conferred by the Company.  This Article 21 shall automatically become inoperative and of no effect whenever not required by the Code or its regulations.



                              ARTICLE 22
                   INTERNAL REVENUE SERVICE APPROVAL
                   ---------------------------------

     Adoption of the Plan as amended and restated effective January 1,

1994 is subject to the condition that an initial determination letter is received from the Internal Revenue Service, holding that the Plan is qualified under Section 401(a) of the Code and that the related



Trust is exempt from tax under Section 501(a) of the Code.  Until such a determination letter is received, all rights under the Plan are conditional.  If a contribution under the Plan is conditioned on qualification of the Plan under Section 401(a) of the Code, and the

Plan receives an adverse determination with respect to its

qualification, the Trustee shall, upon written request of a Company,

return to a Company the amount of such contribution (increased by earnings attributable thereto and reduced by losses attributable thereto) within one calendar year after the date that qualification of the Plan is denied, provided that the application for the

determination is made by the time prescribed by law for filing such

Company's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.



     IN WITNESS WHEREOF, this Amendment and Restatement of the Plan has been executed this 28th day of December, 1994, effective as of

April 1, 1989.



                                   SCOTSMAN GROUP INC.


                                   By:  /s/ Richard M. Holden
                                        ----------------------------
                                        Richard M. Holden